Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTRACT MANUFACTURING AGREEMENT

This Contract Manufacturing Agreement (this “Agreement”) is entered into and effective this 7th day of February, 2014 (the “Effective Date”), by and between Therapure Biopharma Inc. (“Therapure”), a Canadian corporation with its principal place of business in Mississauga, Ontario and Insmed Incorporated (“Insmed”), a Virginia corporation, having its principal office at 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey. Each of Therapure and Insmed is referred to herein as a “party” and collectively as the “parties”.

RECITALS

WHEREAS, Therapure maintains certain registrations and licenses with certain Governmental or Regulatory Authorities (as defined below) as are necessary and appropriate to Manufacture ARIKACE (as defined below) for use in or as finished drug products for sale in the Territory (as defined below);

AND WHEREAS, Insmed shall obtain the NDA and all other ARIKACE Permits (as defined below) necessary or required for the sale, marketing, distribution and reimbursement of ARIKACE in the Territory;

AND WHEREAS, the parties shall perform certain development work in connection with developing ARIKACE for scale production, as further described in this Agreement;

AND WHEREAS, in furtherance of the foregoing, Therapure and Insmed wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1.         Definitions.           As used in this Agreement, the following words and phrases shall have the respective meanings ascribed below.

1.1.1.      “Acceptance Criteria” shall have the meaning set out in Section 13.2.3(i).

1.1.2.      “Affiliate” of any person or entity means another person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity. For the purposes of this definition, “control” means, as to any person or entity, the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

1.1.3.      “Agreement” shall have the meaning set out in the Preamble.

1.1.4.      “Amikacin” shall mean the active pharmaceutical ingredient Amikacin in unfinished form, which is to be included in ARIKACE.

1.1.5.      “Annual Minimum Batch Processing Fee Amount” shall have the meaning set out in Schedule C.

1.1.6.      “Anti-Corruption Laws” means all applicable laws, regulations, orders, judicial decisions, conventions and international financial institution rules regarding corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses to public officials and private persons, agency relationships, commissions, lobbying, books and records, and financial controls.

1.1.7.      “ARIKACE” shall mean ARIKACE™ (liposomal amikacin for inhalation), as Manufactured according to the ARIKACE Specifications.

1.1.8.      “ARIKACE Delivery Deadline” shall have the meaning set out in Section 12.3.1.

1.1.9.      “ARIKACE Permit” shall have the meaning set out in Section 8.1.2.

1.1.10.    “ARIKACE SOPs” shall mean the Standard Operating Procedures applicable to the Manufacture of ARIKACE.

1.1.11.    “ARIKACE Specifications” shall have the meaning set out in Section 4.6.

1.1.12.    “Allocated Minimum Batch Labour” shall mean the labour allocated by Therapure to Manufacture that amount of ARIKACE equivalent to the Annual Minimum Batch Processing Fee Amount in any Manufacturing Year.

1.1.13.    “Basis of Design” shall mean the engineering specifications for ARIKACE, as are described in Schedule F.

1.1.14.    “Batch” shall mean [***] kilograms of ARIKACE that is intended to have uniform character and quality as set out in ARIKACE Specifications, and is produced according to a single manufacturing order during the same cycle of Manufacture.

1.1.15.    “Batch Processing Fee” shall mean the processing fee for ARIKACE to be paid by Insmed.

1.1.16.    “Batch Production Records” shall mean the batch production records of ARIKACE, which document the Manufacture of the Batch according to the ARIKACE Specifications.

1.1.17.    “Batch Release Date” shall mean the date on which Therapure submits to Insmed a report which documents that a Batch meets all of the release specifications according to the analytical release testing being performed by Therapure.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.18.    “Batch Release Documentation” shall mean the executed Batch Production Records as well as the analytical release testing to be performed by Therapure.

1.1.19.    “Binding Portion” shall have the meaning set out in Section 11.3.5.

1.1.20.    “Breach Date” shall have the meaning set out in Section 22.1.1(ii).

1.1.21.    “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in Toronto, Ontario or New York, New York are authorized or obligated by Law to not open or remain closed.

1.1.22.    “Certificate of Analysis” shall mean a certificate relating to a Batch of ARIKACE or Amikacin that sets forth a list of items tested by Therapure, the applicable specifications, and the test results.

1.1.23.    “cGMP Process Validation Performance Run Fee” shall have the meaning set out in Section 12.1.1.

1.1.24.    “Change Fee” shall have the meaning set out in Section 7.1.3.

1.1.25.    “Change Notice” shall have the meaning set out in Section 7.1.2.

1.1.26.    “Change of Control” shall occur, with respect to any specified person, if:

(i)                                     any Group, who prior to such time beneficially owned less than 50 percent of the voting shares or other equity interests of such specified person (measured by voting power rather than the number of shares or other equity interests), shall acquire (including by merger, consolidation or otherwise) voting shares or other equity interests of such specified person, in one or more transactions or series of transactions, and after such transaction or transactions such Group beneficially owns 50 percent or more of voting shares or other equity interests of such specified person (measured by voting power rather than the number of shares or other equity interests); or

(ii)                                  such specified person shall sell all or substantially all of its assets relating to this Agreement to any Group which, prior to the time of such transaction, beneficially, directly or indirectly, owned less than 50 percent of the voting shares or other equity interests of such specified person (measured by voting power rather than the number of shares or other equity interests).

1.1.27.    “Clean Room Consumables” shall mean the clean room consumable items used by operators in the Workshop during Manufacturing, including, without limitation, wipes, shoe covers, gloves, face masks, sterile coveralls, hairnets, goggles, aprons and lab coats.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.28.    “Commercial Manufacturing Date” shall have the meaning set out in Section 11.3.1.

1.1.29.    “Commercialization Permits” shall have the meaning set out in Section 8.1.2.

1.1.30.    “Commodity Taxes” shall mean all Taxes levied on or measured by, or referred to as goods and services, harmonized sales, Québec sales, value-added, consumption, sales, provincial sales, use, transfer, land transfer, registration charges, gross receipt, turnover, excise or stamp, all customs duties, countervail, anti-dumping and special import measures and all import and export taxes.

1.1.31.    “Confidentiality Agreement” shall mean the Mutual Confidential Disclosure Agreement between Insmed and Therapure dated March 1, 2012.

1.1.32.    “Confidential Information” shall mean any non-public information or other material, whether written, oral, electronic, or in any other form, received or obtained at any time in connection with this Agreement whether before, on or after the date of this Agreement, that is confidential or proprietary. Confidential Information includes, but is not limited to, proprietary and non-public know-how, plans, flow charts, technical documentation, formulas, ingredients, concepts, and information concerning the design, specifications and methods for the development, manufacture, packaging and supply of ARIKACE or Amikacin produced by Therapure or Insmed in addition to the terms and conditions of this Agreement. Moreover, Confidential Information includes notes, analyses, compilations, summaries, data, studies, interpretations, forecasts, records, memoranda or other documents or information prepared by the parties and their respective Affiliates and representatives which contain, reflect or are based on, in whole or in part, Confidential Information. Confidential Information shall not include any information to the extent which, either before or after disclosure to the party receiving the Confidential Information (the “Receiving Party”):

(i)                                     was or becomes published or lawfully known to the public through no fault or omission on the part of the Receiving Party;

(ii)                                  was known or used by the Receiving Party prior to its disclosure by the party disclosing the Confidential Information (the “Disclosing Party”) to the Receiving Party and the Receiving Party is able to substantiate that such information was derived by it from a source (independent from the Disclosing Party) without any obligation of confidentiality; or

(iii)                               is provided to the Receiving Party without restriction by a third party having the legal right to do so.

1.1.33.    “CPI - Canada” shall mean the Consumer Price Index for Canada as calculated by Statistics Canada or, in the event Statistics Canada ceases to be responsible for calculation of CPI - Canada, by the agency or entity that assumes such responsibility.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.34.    “Corrective Action” shall have the meaning set out in Section 17.2.

1.1.35.    “Corrective Action Date” shall have the meaning set out in Section 17.3.2(i).

1.1.36.    “Correction Costs” shall have the meaning set out in Section 17.3.2(i).

1.1.37.    “Cost of Amikacin” shall mean $[***] per kilogram (the cost of Amikacin as of the Effective Date) or the then-current cost of Amikacin procured by Insmed, as supported in both cases by reasonable documentation provided by Insmed to Therapure.

1.1.38.    “Cost of Excipients” shall mean (i) $[***] per kilogram (the cost of dipalmitoylphosphatidylcholine (DPPC) as of the Effective Date); and (ii) $[***] per kilogram (the cost of cholesterol as of the Effective Date) or the then-current cost of such materials procured by Insmed, as supported in both cases by reasonable documentation provided by Insmed to Therapure.

1.1.39.    “Current Good Manufacturing Practices” or “cGMPs” shall mean the good manufacturing practices required by the FDA (and set out in the FD&C Act or FDA regulations, as they may be amended from time to time (including, without limitation, 21 CFR 210 and 211), and other applicable Governmental or Regulatory Authorities as mutually agreed by the parties in writing, laws, policies, guidelines or guidance in effect at any time during the Term, for the manufacture and testing of biopharmaceutical materials as applied solely to ARIKACE.

1.1.40.    “Demand Forecast” shall have the meaning set out in Section 11.3.3.

1.1.41.    “Dollars” (represented as “$”) shall mean U.S. Dollars.

1.1.42.    “Effective Date” shall have the meaning set out in the Preamble.

1.1.43.    “EMA” shall mean the European Medicines Agency, or any one or more successor agency thereto performing similar functions.

1.1.44.    “Equipment” shall have the meaning set out in Section 3.1.2.1.

1.1.45.    “Equipment Costs” shall have the meaning set out in Section 3.1.3.2.

1.1.46.    “Equipment Invoices” shall have the meaning set out in Section 3.1.3.2.

1.1.47.    “Equipment Replacement Costs” shall have the meaning set out in Section 3.1.2.6.

1.1.48.    “European Economic Area” shall mean the members states of the European Union (except Croatia), as of the Effective Date, plus Iceland and Norway.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.49.    “Excipients” shall mean dipalmitoylphosphatidylcholine (DPPC) and cholesterol, but excluding ethanol, NaCL and NAOH.

1.1.50.    “Extension Term” shall have the meaning set out in Section 14.1(ii).

1.1.51.    “Facility” shall mean Therapure’s manufacturing facilities in Mississauga, Canada, used, among other things, for the Manufacture of ARIKACE.

1.1.52.    “Facility Permit” shall have the meaning set out in Section 8.1.1.

1.1.53.    “FCPA” shall mean the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et -seq.), as amended.

1.1.54.    “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto performing similar functions.

1.1.55.    “FD&C Act” shall mean the United States Federal Food, Drug and Cosmetic Act, as may be amended from time to time.

1.1.56.    “Firm Portion” shall have the meaning set out in Section 11.3.6.

1.1.57.    “Force Majeure” shall have the meaning set out in Section 23.1.

1.1.58.    “G&A Cost” shall mean:

(i)                                     an amount equal to Therapure’s out-of-pocket third party costs actually incurred for the construction, retrofit and associated validation of the Workshop and the procurement and validation of Equipment;

(ii)                                  an amount equal to Therapure’s out-of-pocket third party costs actually incurred in connection with the Technology Transfer Program plus [***] percent; and

(iii)                               for the period following the completion of the Technology Transfer Program, an amount equal to Therapure’s out-of-pocket third party costs actually incurred plus [***] percent.

1.1.59.    “Governmental or Regulatory Authority” shall mean any domestic or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, FDA, EMA and Health Canada as well as any other agency, department, board, commission, court, tribunal, judicial body or instrumentality of any union of nations, federation, nation, state, municipality, county, locality or other political subdivision thereof.

1.1.60.    “Group” shall mean any person, or any two or more persons acting as a group, and all Affiliates of such person or persons.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.61.    “Heads of Agreement” shall mean the Heads of Agreement Summary entered into by Insmed and Therapure dated August 14, 2013.

1.1.62.    “Health Canada” shall mean Health Canada, the regulatory body of the Government of Canada governing health products under the Food and Drugs Act (Canada) and regulations.

1.1.63.    “Indemnified Party” shall mean the person seeking indemnification.

1.1.64.    “Indemnifying Party” shall mean the person from whom indemnification is sought.

1.1.65.    “Indication” shall mean an approved use of ARIKACE by a Governmental or Regulatory Authority for the treatment, prevention, or diagnosis of a medical condition.

1.1.66.    “Inflation Period” shall mean the period commencing on the Effective Date and ending on the first day of Manufacturing Year 1.

1.1.67.    “Initial Delivery Date” shall mean the first date on which Therapure delivers ARIKACE to Insmed after Insmed obtains Permits related to the Manufacture of ARIKACE.

1.1.68.    “Initial Term” shall have the meaning set out in Section 14.1(i).

1.1.69.    “Insmed” shall have the meaning set out in the Recitals.

1.1.70.    “Insmed Intellectual Property” shall have the meaning set out in Section 16.1.2.

1.1.71.    “Insmed Representatives” shall have the meaning set out in Section 21.2.

1.1.72.    “Intellectual Property Rights” shall mean United States, Canadian, and worldwide intellectual property rights including, without limitation, trademarks, service marks, trade dress, logos, copyrights, rights of authorship, inventions, patents, rights of inventorship, moral rights, rights of publicity and privacy, trade secrets, industrial design rights, rights under unfair competition and unfair trade practices laws, know how, show how and all other intellectual and industrial property rights related thereto, or otherwise, whether registered, unregistered, statutory, common law, or pending, throughout the world.

1.1.73.    “Inventory” shall mean the amount of ARIKACE specified in the Demand Forecast.

1.1.74.    “Joint Project Team” shall have the meaning set out in Section 2.1.1.

1.1.75.    “Latent Defect” shall mean a defect in ARIKACE to the extent attributable to Therapure, which results in ARIKACE not conforming to the Acceptance Criteria

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and that is not discoverable by a commercially reasonable examination of such ARIKACE in accordance with Insmed’s quality assurance program.

1.1.76.    “Latent Defect Notice” shall have the meaning set out in Section 13.2.3(ii).

1.1.77.    “Laws” shall mean all constitutions, laws, statutes, ordinances, treaties, rules, common law, rulings, regulations, orders, charges, directives, determinations, executive orders, writs, judgments, injunctions, decrees, restrictions or similar pronouncements of any applicable Governmental or Regulatory Authority.

1.1.78.    “Litigation Conditions” shall have the meaning set out in Section 21.3.2.

1.1.79.    “Losses” shall have the meaning set out in Section 21.1.

1.1.80.    “Manufacture” or “Manufacturing” shall mean the formulation, filling, packaging, inspecting, validating and testing of ARIKACE, and does not include authority over commercialization activities, including, without limitation, pricing and price-reporting, sales, marketing, and/or distribution.

1.1.81.    “Manufacturing Defect” means a deviation from the ARIKACE Specifications, Master Batch Record and ARIKACE SOPs resulting in an inability to issue a Certificate of Analysis.

1.1.82.    “Manufacturing Materials” shall mean the formulation and packaging materials, filling components such as product containers, vials, filters, stoppers, hoses, packaging, standard labels or supplies required for the Manufacture of ARIKACE (other than Amikacin and Excipients) in accordance with ARIKACE Specifications and the external testing required for such materials and for Amikacin and Excipients.

1.1.83.    “Manufacturing Period” shall mean the period commencing on the date on which Insmed delivers to Therapure the first shipment of Amikacin and Excipients intended for Manufacture into ARIKACE for commercial distribution.

1.1.84.    “Manufacturing Permit” shall have the meaning set out in Section 8.1.1.

1.1.85.    “Manufacturing Site Registration Filing Date” shall mean the date on which Insmed files the Therapure manufacturing site registration.

1.1.86.    “Manufacturing Suppliers and Vendors” shall mean suppliers of all Manufacturing Materials, including all raw materials and primary and secondary packaging components used in the Manufacture of ARIKACE, as well as any providers of services used by Therapure in connection with Manufacture of ARIKACE.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.87.    “Manufacturing Technology Transfer” means the transfer by Therapure to Insmed (or its third-party designee) at Insmed’s expense of all know-how, documents, records, technology, materials and information necessary or useful in the manufacture of ARIKACE, and shall include, without limitation, consultation time with Therapure’s employees, as reasonably requested by Insmed.

1.1.88.    “Manufacturing Year” shall mean any 12-month period, the first of which shall commence on the date Therapure receives its first shipment of Amikacin and Excipients intended for Manufacture into ARIKACE for commercial distribution.

1.1.89.    “Master Batch Record” shall mean the formal set of instructions for the Manufacture of ARIKACE at a 200 kilogram scale.

1.1.90.    “NDA” shall mean the FDA-required New Drug Application or a corresponding license or application required by a Governmental or Regulatory Authority.

1.1.91.    “Negotiated Cap” shall have the meaning set out in Section 6.1(iii)(A).

1.1.92.    “Notice of Non-Conformity” shall have the meaning set out in Section 13.2.3(i).

1.1.93.    “Permits” shall mean franchises, approvals, permits, authorizations, applications, licenses, pharmacy licenses, orders, registrations, certificates, variances, drug master files and other similar permits or rights obtained from any applicable Governmental or Regulatory Authority.

1.1.94.    “Persistent Failure” shall mean either that (i) at least [***] percent of the number of Batches Manufactured under this Agreement in any [***] rolling period fail to conform with Therapure’s Manufacturing Requirements; or (ii) [***] successive Batches Manufactured under this Agreement fail to conform with Therapure’s Manufacturing Requirements. For clarity, once a Batch is determined to be non-conforming in accordance with the procedure described in Section 13.2.3, such Batch shall count as a non-conforming Batch for the purposes of this Persistent Failure definition.

1.1.95.    “Persistent Failure Cure Period” shall have the meaning set out in Section 6.3.1.

1.1.96.    “Persistent Failure Cure Plan” shall have the meaning set out in Section 6.3.1.

1.1.97.    “Product Documentation” shall mean all documentation related to ARIKACE required to ensure compliance with any and all existing product filings in any jurisdiction for Therapure’s Manufacture of ARIKACE.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.98.    “Product Information” shall mean all information and data relating to Amikacin and ARIKACE necessary for Therapure to Manufacture ARIKACE, including formulae, methods of manufacture, product descriptions, test methods, validation of test methods, Batch Production Records, and all other supporting documentation, data and reports acquired by Insmed or its Affiliates during the Term in connection with the manufacture and supply of ARIKACE, and all applications, submissions, filings and correspondence of Insmed or its Affiliates with or to any Governmental or Regulatory Authority with respect to Amikacin and ARIKACE.

1.1.99.    “Purchase Order” shall have the meaning set out in Section 11.2.1.

1.1.100.                 “Quality Agreement” shall have the meaning set out in Section 13.1.

1.1.101.                 “Reallocated Minimum Batch Labour” shall have the meaning set out in 6.1(i)(B).

1.1.102.                 “Registration Batch shall have the meaning set out in Section 12.1.1.

1.1.103.                 “Release Testing Fee” shall mean the release testing fee for Manufacturing Materials, Amikacin and Excipients to be paid by Insmed.

1.1.104.                 “Request Order” shall mean a notice to ship Amikacin and/or Excipients issued by Therapure and derived from the Demand Forecast.

1.1.105.                 “Response to Notice of Non-Conformity” shall have the meaning set out in Section 13.2.3(iii).

1.1.106.                 “Review Period” shall have the meaning set out in Section 7.1.4.

1.1.107.                 “SOPs” shall mean all Standard Operating Procedures other than the ARIKACE SOPs applicable to the Workshop.

1.1.108.                 “Stage Deposit” shall mean the non-refundable amount of $[***].

1.1.109.                 “Standby Fees” shall have the meaning set out in Section 6.1(iii)(B).

1.1.110.                 “Storage Period” shall have the meaning set out in Section 12.4.

1.1.111.                 “Substances” shall have the meaning set out in Section 9.2.

1.1.112.                 “Target Technology Transfer Completion Date” shall have the meaning set out in Section 4.7.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.113.                 “Tax” shall mean all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental or Regulatory Authority.

1.1.114.                 “Technology Transfer” shall mean the scale production of ARIKACE as described in Schedule A.

1.1.115.                 “Technology Transfer Invoices” shall have the meaning set out in Section 4.4.

1.1.116.                 “Technology Transfer Period” shall mean the period commencing on the Effective Date and ending on the Manufacturing Site Registration Filing Date.

1.1.117.                 “Technology Transfer Program” shall mean all activities with respect to the completion of the Technology Transfer.

1.1.118.                 “Technology Transfer Program Managers” shall have the meaning set out in Section 4.5.

1.1.119.                 “Term” shall mean the Initial Term and any Extension Terms.

1.1.120.                 “Termination Payment Section” shall have the meaning set out in Section 14.5.1.

1.1.121.                 “Territory” shall mean Canada, the European Economic Area, the United States of America and its territories, commonwealths, possessions, including, without limitation, Puerto Rico, plus any other territories as mutually agreed by the parties in writing from time to time.

1.1.122.                 “Therapure” shall have the meaning set out in the Preamble.

1.1.123.                 “Therapure Intellectual Property” shall have the meaning set out in Section 16.2.1.

1.1.124.                 “Therapure’s Manufacturing Requirements” shall have the meaning set out in Section 13.2.1.

1.1.125.                 “Therapure Representatives” shall have the meaning set out in Section 21.1.

1.1.126.                 “Third Party Claims” shall have the meaning set out in Section 21.1.

1.1.127.                 “True-Up Payment” shall have the meaning set out in 6.1(i).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.128.                 “US Export Control Laws” shall mean all applicable U.S. laws and regulations relating to the export or re-export of commodities, technologies, or services, including, but not limited to, the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986.

1.1.129.                 “Workshop” shall mean a production and control area and related utilities located in the Facility, in which Therapure Manufactures ARIKACE.

1.1.130.                 “Workshop Construction Costs” shall have the meaning set out in Section 3.1.3.1.

1.1.131.                 “Workshop Construction Invoices” shall have the meaning set out in Section 3.1.3.1.

1.1.132.                 “Workshop Construction Period” shall mean the period commencing on the Effective Date and ending upon completion of the construction of the Workshop.

1.1.133.                 “Workshop Construction Plan” shall mean the plan as set out in Schedule E for the construction of the Workshop, including the budget for the Workshop Construction Costs and the Equipment Costs.

1.1.134.                 “Workshop Deposit” shall mean the non-refundable amount of $[***].

1.1.135.                 “Year” shall mean any 12-month period, the first of which shall commence on the Effective Date.

1.2.         Schedules. The following Schedules shall form part of this Agreement:

Schedule A	-	Technology Transfer Activities Quote

Schedule B	-	Process Flow Diagram

Schedule C	-	Minimum Commitments

Schedule D	-	Demand Forecasting Examples

Schedule E		Workshop Construction Plan

Schedule F		Basis of Design

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 2
JOINT PROJECT TEAM

2.1.         Joint Project Team.

2.1.1.      Formation, Membership and Purpose. Within [***] days following the Effective Date, the parties shall establish a joint project team which shall include each party’s project manager, as well as at least one technical representative from each party (the “Joint Project Team”). The Joint Project Team will meet to discuss questions or issues regarding the project and the relationship between the parties. The Joint Project Team will have no formal voting authority, but shall be expected to work towards consensus decisions on matters of concern to the parties regarding the project and the relationship between the parties. In the event the Joint Project Team is unable to reach a consensus decision, the question(s) or issue(s) in dispute shall be resolved in accordance with Article 37.

2.1.2.      Limitation of Authority. The Joint Project Team shall have only such powers as are specifically delegated to it hereunder and shall not be a substitute for the rights of the parties.

2.1.3.      Quarterly Manufacturing Meetings. The Joint Project Team shall meet once each calendar quarter at a mutually agreeable location to review all aspects of this Agreement, including each Demand Forecast. The Joint Project Team representatives from each party with an appropriate level of expertise in manufacturing, quality assurance and regulatory affairs and other matters mutually identified as relevant shall attend such meetings to facilitate the highest level of performance under this Agreement. Each party shall designate one Joint Project Team representative who shall have reasonable access to such party’s information, of the type set out in this Section 2.1.3(i)-(vii) related to ARIKACE and the authority to discuss and address issues related to the Manufacture of ARIKACE and this Agreement, including: (i) Manufacturing operations; (ii) regulatory, quality and compliance activities; (iii) FDA, Health Canada or EMA correspondence, (iv) ARIKACE planning and scheduling; (v) the Workshop; (vi) all critical systems data associated with the Manufacturing operations; and (vii) technical issues related to qualification and shipment of Amikacin.

2.1.4.      Additional Meetings of the Joint Project Team. In addition to the quarterly meetings under Section 2.1.3, the Joint Project Team shall hold meetings at such times as it elects to do so; provided, however that the Joint Project Team shall hold meetings no less frequently than bi-weekly, subject to additional meetings as needed or by mutual agreement. The location of meetings shall be established by the Joint Project Team, provided that such meetings may be held in person, teleconference or video conference, as mutually agreed by the parties. For purposes of clarity, no meeting of the Joint Project Team shall be held or be valid without at least one member of each party being present at such meeting. To the extent practicable, each party shall provide proposed agenda items to the Joint Project Team members in advance of each Joint Project Team meeting date. Each member of the Joint Project Team may propose additional agenda items at least [***] Business Days in advance of each meeting. The costs incurred by each party in connection with its participation at any meetings of the Joint Project Team shall be borne

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

solely by such party. Unless the members of the Joint Project Team agree upon a person to act as secretary of a meeting of the Joint Project Team, a Joint Project Team member of Therapure shall serve as secretary of that meeting. The secretary of each meeting shall prepare, and by e-mail distribute to all members of the Joint Project Team, minutes of the meeting within [***] days following the meeting to allow adequate review and comment.

ARTICLE 3
WORKSHOP CONSTRUCTION PERIOD

3.1.         Workshop Construction Period. During the Workshop Construction Period, the parties agree as follows:

3.1.1.      Workshop Construction. Without limiting the obligations of Therapure under this Agreement, Therapure shall:

(i)                                     procure the necessary assets required to be used or held for use in the construction of the Workshop in accordance with the Workshop Construction Plan;

(ii)                                  construct, configure, retrofit and validate the Workshop, as approved by Insmed and in accordance with the Workshop Construction Plan, to allow for the Manufacture of ARIKACE; and

(iii)                               undertake such activities as are required to secure and maintain all approvals from the FDA, Health Canada or EMA necessary for use of the Workshop for the Manufacture of ARIKACE.

3.1.2.      Equipment.

3.1.2.1.   Therapure shall procure the necessary assets specifically required for the Manufacture or testing of ARIKACE (the “Equipment”).

3.1.2.2.   Therapure shall own, possess and have good and marketable title to all of the Equipment.

3.1.2.3.   Therapure shall not be permitted to use the Equipment for any purpose, other than the Manufacture of ARIKACE, at any time during the Term without the prior written consent of Insmed, which consent shall not be unreasonably withheld, conditioned or delayed.

3.1.2.4.   If Therapure identifies another customer that could utilize the Equipment during the Term, and Insmed provides its prior written consent for such use, Therapure and Insmed shall negotiate in good faith a compensatory payment to Insmed.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.1.2.5.   Therapure shall take reasonable precautions to protect the Equipment from damage (except for normal wear and tear).

3.1.2.6.   The costs associated with the replacement of the Equipment (the “Equipment Replacement Costs”) due to ordinary wear and tear shall be borne [***] percent by Insmed and [***] percent by Therapure; provided, however, that Therapure shall be responsible for paying all other reasonable Equipment Replacement Costs.

3.1.2.7.   Therapure shall have established (i) procedures that require routine calibration, inspection, checking and maintenance of the Equipment; and (ii) calibration and maintenance processes for the Equipment, as supported by calibration and maintenance records available to Insmed.

3.1.2.8.   Therapure shall obtain and maintain, during the Term, commercially reasonable levels of insurance on the Equipment.

3.1.3.      Payment and Invoicing.

3.1.3.1.   Without limiting the obligations of Insmed under this Agreement, Insmed shall pay all reasonable (and for costs exceeding $[***]) third party and internal Therapure costs of the construction, retrofit and associated validation of the Workshop in accordance with the Workshop Construction Plan (the “Workshop Construction Costs”). Therapure shall invoice Insmed on a monthly basis based on commitments made in accordance with the Workshop Construction Plan (the “Workshop Construction Invoices”); provided, however, that no Workshop Construction Invoices shall be rendered by Therapure to Insmed for Workshop Construction Costs in excess of the applicable amounts set forth in the Workshop Construction Plan, without the prior written consent of Insmed. Each Workshop Construction Invoice shall be payable by Insmed within [***] days of invoice by Therapure and any failure to pay within that period shall be subject to the late payment fee set out in Section 12.2.2.

3.1.3.2.   The cost of Equipment (the “Equipment Costs”) shall be borne [***] percent by Insmed and [***] percent by Therapure. Therapure shall invoice Insmed on a monthly basis based on commitments made in accordance with the Workshop Construction Plan (the “Equipment Invoices”); provided, however, that no Equipment Invoices shall be rendered by Therapure to Insmed for Equipment Costs in excess of the applicable amounts set forth in the Workshop Construction Plan, without the prior written consent of Insmed. Each Equipment Invoice shall be payable by Insmed within [***] days of invoice by Therapure and any failure to pay within that period shall be subject to the late payment fee set out in Section 12.2.2.

3.1.4.      Workshop Deposit.

3.1.4.1.   Insmed shall pay to Therapure the Workshop Deposit as follows, receipt of which shall be acknowledged by Therapure in writing in the manner provided in Section 24.1:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)                                     concurrently upon execution of this Agreement, in an amount equal to $1.5 million; and

(ii)                                  within [***] days of the issuance of the first purchase order for Equipment, in an amount equal to $[***] million.

3.1.4.2.   The Workshop Deposit shall be credited as follows:

(i)                                     $[***] of the Workshop Deposit shall be credited in equal instalments of $[***] per calendar month against each Workshop Construction Invoice or Equipment Invoice under this Agreement (starting with the first Workshop Construction Invoice or Equipment Invoice such that the full $[***] amount is credited in [***] months); provided, that if a Workshop Construction Invoice or Equipment Invoice is not issued in a calendar month during such [***] month period, then the excess credit shall be carried forward and applied against the next issued Workshop Construction Invoice or Equipment Invoice; and

(ii)                                  $[***] of the Workshop Deposit shall be credited against the last of the Workshop Construction Invoices or Equipment Invoices under this Agreement.

ARTICLE 4
TECHNOLOGY TRANSFER PERIOD

4.1.         Objective. During the Technology Transfer Period, Insmed and Therapure shall reasonably cooperate with each other to complete the Technology Transfer Program as set out under Schedule A. The provisions of this Article 4 apply solely during the Technology Transfer Period.

4.2.         Diligence and Resources.

4.2.1.      Without limiting the obligations of Insmed under this Agreement, Insmed shall, at its own expense, in respect of the Technology Transfer Program:

(i)                                     work diligently in a professional manner and with all reasonable commercial efforts in fulfilling any and all of its obligations, including under this Section 4.2.1;

(ii)                                  subject to Article 18, provide to Therapure all Product Documentation and Product Information;

(iii)                               pursuant to and in accordance with a Request Order, deliver Amikacin to Therapure DDP (Incoterms 2010) Therapure’s facilities in Mississauga, Ontario;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)                              assist Therapure in process implementation and validation;

(v)                                 approve or object to engineering and process designs within [***] Business Days of receipt thereof by Insmed from Therapure (or be deemed to approve the same within [***] Business Days of receipt by Insmed from Therapure of a second notice thereof);

(vi)                              in Insmed’s sole discretion, file, seek, prosecute and maintain all ARIKACE Permits, including the NDA and all other approvals from any applicable Governmental or Regulatory Authority;

(vii)                           provide reasonable technical advice and resources to Therapure to the extent necessary for Therapure to undertake the Technology Transfer;

(viii)                        provide to Therapure SOPs and manufacturing bill of materials;

(ix)                              pay Therapure’s fees and charges relating to Technology Transfer and engineering and production of regulatory compliance batches required for licensing of the Manufacturing operations, as set out in Schedule A; and

(x)                                 promptly report to Therapure (and in no event later than [***] Business Days after the occurrence of) any development which may materially and adversely affect Therapure’s performance under this Agreement.

4.2.2.      Without limiting the obligations of Therapure under this Agreement, Therapure shall, in respect of the Technology Transfer Program:

(i)                                     work diligently in a professional manner and with all reasonable commercial efforts in fulfilling any and all of its obligations, including under this Section 4.2.2;

(ii)                                  employ specialized technical resources reasonably necessary to execute the Technology Transfer;

(iii)                               following completion of the Workshop Construction Period, operate the Workshop to allow for the Manufacture of ARIKACE;

(iv)                              retain suitably qualified personnel and maintain appropriate quality systems and other infrastructure to support Manufacture of ARIKACE and the continued operation and maintenance of the Workshop;

(v)                                 promptly report to Insmed (and in no event later than [***] Business Days after the occurrence of) any development which may materially and adversely affect Insmed’s performance under this Agreement;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vi)                              reasonably assist Insmed, at a cost to Insmed of $[***] per hour, with filing, seeking, prosecuting and maintaining all ARIKACE Permits, including the NDA and all other approvals from any applicable Governmental or Regulatory Authority; and

(vii)                           use reasonable commercial efforts to carry out the activities set out in Schedule A.

4.3.         Stage Deposit. Insmed shall pay to Therapure the Stage Deposit as follows, receipt of which shall be acknowledged by Therapure in writing in the manner provided in Section 24.1:

(i)                                     prior to commencement of Stage 1A activities as described in Schedule A, in an amount equal to $[***] to be offset against the last of the Technology Transfer Invoices for Stage 1 activities as described in Schedule A;

(ii)                                  prior to commencement of Stage 2A activities as described in Schedule A, in an amount equal to $[***] to be offset against the last of the Technology Transfer Invoices for Stage 2 activities as described in Schedule A; and

(iii)                               prior to commencement of Stage 3A activities as described in Schedule A, in an amount equal to $[***] to be offset against the last of the Technology Transfer Invoices for Stage 3 activities as described in Schedule A.

4.4.         Payment and Invoicing. Therapure shall invoice Insmed (i) on a monthly basis, (A) the amounts set out in Schedule A based on percentage of the work completed by Therapure and (B) the reasonable (and for costs exceeding $[***], documented) costs as pre-approved by Insmed due to third parties in connection with the Technology Transfer Program for goods and services provided at the G&A Cost; and (ii) the Manufacturing Materials as they are procured at the G&A Cost (the “Technology Transfer Invoices”). Each Technology Transfer Invoice shall be payable by Insmed within [***] days of invoice by Therapure and any failure to pay within that period shall be subject to the late payment fee set out in Section 12.2.2.

4.5.         Technology Transfer Program Managers. Each party shall appoint one project manager to act as that party’s representative (the “Technology Transfer Program Manager”) with responsibility for being the primary point of contact between the parties with respect to the Technology Transfer Program. Technology Transfer Program Managers shall have regular (no less frequently than once per week, unless otherwise agreed between the parties, provided that such communications may be held in person, teleconference or video conference, as mutually agreed by the parties) communications in connection with the Technology Transfer Program. Each party may also appoint a substitute or successor representative by providing written notice thereof to the other party.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.6.         ARIKACE Specifications. Prior to commencement of Stage 3A activities as described in Schedule A, Insmed shall approve both the Master Batch Record and ARIKACE SOPs delivered to it by Therapure during the Technology Transfer Period. The Master Batch Record and ARIKACE SOPs approved by Insmed shall collectively constitute the “ARIKACE Specifications” (as such term is used in this Agreement).

4.7.         Technology Transfer Delays. The parties acknowledge and agree that the parties will use reasonable commercial efforts to complete the Technology Transfer by the target technology transfer completion date, which the parties agree shall be [***] from the Effective Date (the “Target Technology Transfer Completion Date”). To the extent a delay in the Target Technology Transfer Completion Date is attributable to an act or omission of Therapure that is not otherwise caused by an event or circumstance beyond Therapure’s control, then Therapure shall compensate Insmed at a rate equal to $[***] per week that the Target Technology Transfer Completion Date is so delayed.

ARTICLE 5
MANUFACTURING PERIOD

5.1.         Manufacturing Period. During the Manufacturing Period, the parties agree as follows:

5.1.1.      Diligence and Resources.

5.1.1.1.   Without limiting the obligations of Insmed under this Agreement, Insmed shall, at its own expense, in respect of the Manufacturing Period:

(i)                                     work diligently in a professional manner and with all reasonable commercial efforts in fulfilling any and all of its obligations, including under this Section 5.1.1.1;

(ii)                                  subject to Article 18, provide to Therapure all Product Documentation and Product Information;

(iii)                               if requested by Therapure, provide reasonable technical support to Therapure to the extent necessary for Therapure to Manufacture ARIKACE; and

(iv)                              pursuant to and in accordance with a Request Order, deliver to Therapure DDP (Incoterms 2010) Therapure’s facilities in Mississauga, Ontario:

(A)                               the Amikacin for the applicable calendar quarter (or such longer period of time to the extent required to release Batches for commercial Manufacturing), for further processing into ARIKACE; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(B)                               the Excipients,

provided, however, that the Amikacin and Excipients so delivered:

(A)                               shall be stored in a secure and appropriately segregated area within the Facility;

(B)                               shall not be transferred to any third party (except as may be required by applicable Law) without the prior written consent of Insmed; and

(C)                               shall only be used by Therapure for the Manufacture of ARIKACE.

5.1.1.2.   Without limiting the obligations of Therapure under this Agreement, Therapure shall, in respect of the Manufacturing Period:

(i)                                     work diligently in a professional manner and with all reasonable commercial efforts in fulfilling any and all of its obligations, including under this Section 5.1.1.2;

(ii)                                  prepare executed Batch Production Records;

(iii)                               manufacture and package Batches pursuant to Therapure’s Manufacturing Requirements;

(iv)                              within [***] days prior to commencement of a calendar quarter send Request Orders to Insmed for quantities of Amikacin and Excipients derived from the quantity of ARIKACE forecasted in the Demand Forecast for such calendar quarter (or such longer period of time to the extent required to release Batches for commercial Manufacturing);

(v)                                 store all Amikacin and Excipients in a secure and appropriately segregated area within the Facility;

(vi)                              take reasonable precautions to protect Amikacin and Excipients from damage; provided, that in the event of damage to the Amikacin or Excipients, to the extent attributable to the negligence or intentional act or omission of Therapure, Insmed’s exclusive remedy shall be the payment by Therapure of the costs associated with the replacement of such Amikacin or Excipients, which the parties agree shall be no greater than the Cost of Amikacin or the Cost of Excipients, as applicable;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vii)                           not transfer any Amikacin or Excipients to any third party (except as may be required by applicable Law) without the prior written consent of Insmed;

(viii)                        only use Amikacin and Excipients for the Manufacture of ARIKACE; and

(ix)                              maintain commercially reasonable levels of insurance for all Amikacin and Excipients stored within the Facility.

5.1.2.      Subcontracting. Therapure will [***]. Each permitted subcontractor shall be bound by the terms of this Agreement that are reasonably applicable to the work being performed by such subcontractor as consented to by Insmed. Therapure will be responsible for the actions of such subcontractors, including any breach of the applicable terms of this Agreement by such subcontractors. Therapure shall be responsible for the direction and coordination of the performance of each permitted subcontractor. No contractual relationship shall be created between Insmed and subcontractors.

5.1.3.      Notification of Certain Events. In addition to other notices required pursuant to this Agreement, and without limiting the rights and obligations of each party under Section 13.2, each party shall use its reasonable commercial efforts to give notice to the other party within [***] Business Days of becoming aware of the following:

(i)                                     any defective or adulterated ARIKACE or any information which may suggest that Amikacin, Excipients or ARIKACE is or may be defective, adulterated or misbranded, or fails to meet the Batch Production Records or to maintain the stability as indicated; or

(ii)                                  any material safety or toxicity problem regarding ARIKACE.

ARTICLE 6
MINIMUM COMMITMENTS; PERSISTENT FAILURE

6.1.         True-Up Payment. The payments in Section 6.1 shall be calculated within [***] days after the end of any Year, and Insmed shall pay any amounts owing within [***] days of invoice by Therapure, with any late payment subject to the late payment fee set out in Section 12.2.2:

(i)                                     Subject to Section 6.1(ii) and 6.1(iii), beginning on [***], if in that Year or in any subsequent Year, Insmed fails to order that amount of ARIKACE equivalent to the Annual Minimum Batch Processing Fee Amount, then Insmed shall pay to Therapure for such Year an amount (the “True-Up Payment”) equal to ( (x) — (y) ), where “(x)” equals the Annual Minimum Batch Processing Fee Amount as set out in Schedule C and “(y)” equals the actual aggregate Batch Processing Fees paid by Insmed for such Year; provided, that the True-Up Payment shall be reduced by

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(A)                               [***] percent of the cost of the Clean Room Consumables for such Year;

(B)                               if Therapure is able to reasonably reallocate the Allocated Minimum Batch Labour for such Year (the “Reallocated Minimum Batch Labour”) in the manner provided under this Section 6.1(i)(B) (to the extent applicable), [***] percent of the cost of the Reallocated Minimum Batch Labour. Therapure shall use reasonable commercial efforts to reallocate the excess Allocated Minimum Batch Labour for any Year in which the Binding Portion of the Demand Forecast for such Year plus the Firm Portion of the Demand Forecast for such Year do not exceed the amount of ARIKACE equivalent to the Annual Minimum Batch Processing Fee Amount for such Year; and

(C)                               any Standby Fees paid pursuant to Section 6.1(iii)(B) for such Year.

For clarity, no payment shall be due by Insmed if the reductions in clauses (A), (B) and (C) above exceed the True-Up Payment for such Year.

(ii)                                  If, in any Year, an additional Indication is approved, then the Annual Minimum Batch Processing Fee Amount for any subsequent Year shall be increased automatically by an amount equal to the lesser of (x) [***]; or (y) $[***].

(iii)                               Insmed shall promptly report to Therapure if Insmed expects, acting reasonably, that approval by Governmental or Regulatory Authority for an Indication shall not be obtained prior to [***], in which case:

(A)                               the parties shall negotiate in good faith an amendment to Schedule C to update the Annual Minimum Batch Processing Fee Amounts based on the anticipated approval date for an Indication; provided, that the new Annual Minimum Batch Processing Fee Amount for a Year negotiated by the parties cannot be greater than [***] (the “Negotiated Cap”). By way of example, the new Annual Minimum Batch Processing Fee Amount for [***] negotiated by the parties cannot be greater than $[***];

(B)                               effective [***] and continuing until the earlier of (x) an amendment to Schedule C agreed to by the parties or (y) termination of this Agreement pursuant to Section 6.1(iii)(D), Insmed shall, on a monthly basis, pay to Therapure a monthly

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

standby fee at a rate of [***] (collectively, the “Standby Fees”);

(C)                               notwithstanding anything to the contrary in this Agreement, Insmed shall not be required to make any True-Up Payment until Schedule C is amended in accordance with Section 6.1(iii)(A) (for clarity, Insmed shall not be required to make any True-Up Payment if this Agreement is terminated pursuant to Section 6.1(iii)(D)); and

(D)                               if the parties are unable to agree on an amendment to Schedule C within [***] days, then Insmed may terminate this Agreement by giving notice to Therapure in the manner provided in Section 24.1; provided, however, that if Insmed does not elect to terminate this Agreement, the dispute shall be resolved in accordance with Article 37 and the Negotiated Cap shall apply in any such dispute resolution proceeding.

(iv)                              For clarity, following an amendment to Schedule C in accordance with the terms of Section 6.1(iii), the Annual Minimum Batch Processing Fee Amount used in the calculation of the True-Up Payment for that Year and any subsequent Year shall equal the new Annual Minimum Batch Processing Fee Amount for such Year(s) in such amended Schedule C.

6.2.         Safety Stock. Therapure must maintain at all times at least enough inventory of Manufacturing Materials to meet the greater of (x) [***] percent of Insmed’s forecasted amount for the applicable calendar quarter; or (y) [***].

6.3.         Persistent Failure.

6.3.1.      In the event of a Persistent Failure, Insmed shall provide Therapure with written notice of such Persistent Failure in the manner provided in Section 24.1. Subject to Section 6.3.2, following Therapure’s receipt of such notice, Therapure shall for a period of [***] days (the “Persistent Failure Cure Period”) use reasonable commercial efforts to cure such Persistent Failure; provided, that after the Persistent Failure Cure Period, or any time prior thereto if in Therapure’s sole discretion a cure for such Persistent Failure cannot be reasonably effected within the Persistent Failure Cure Period, Therapure shall deliver to Insmed Therapure’s good faith plan for curing such Persistent Failure (the “Persistent Failure Cure Plan”). If Insmed does not accept the Persistent Failure Cure Plan in its sole discretion, acting reasonably, or following acceptance by Insmed of the Persistent Failure Cure Plan, Therapure fails to cure the failure as agreed in the Persistent Failure Cure Plan:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)                                     the parties shall cooperate to promptly conduct Manufacturing Technology Transfer, whereby Insmed may satisfy any requirement for ARIKACE by its own manufacture or other self-supply;

(ii)                                  subject to the terms and conditions of this Agreement, Therapure shall grant to Insmed a non-exclusive, perpetual, irrevocable, transferable, fully paid, worldwide license (with a right to sublicense through multiple tiers) to use the Intellectual Property Rights developed or used by, or on behalf of, Therapure in the Manufacture of ARIKACE solely to make, have made, use, offer for sale, sell, export or import ARIKACE; and

(iii)                               Therapure shall use reasonable commercial efforts to assist Insmed (at Therapure’s cost and expense) with Insmed’s efforts to qualify an alternate site for manufacturing ARIKACE. For clarity, nothing in this Agreement shall prohibit Insmed from qualifying an alternate site for the manufacture of ARIKACE at any time during the Term.

6.3.2.      If, and to the extent that, the reason Therapure is prevented from reasonably effecting a cure for the Persistent Failure within the Persistent Failure Cure Period is directly attributable to the unavailability of necessary Amikacin, Excipients or Manufacturing Materials, the Persistent Failure Cure Period shall be extended for the period that Therapure is prevented from performance by such unavailability, subject to Therapure demonstrating to Insmed’s satisfaction, acting reasonably, that it has diligently pursued and, to the extent reasonably possible, continues to diligently pursue a cure for the Persistent Failure.

ARTICLE 7
CHANGES AND DEVIATIONS

7.1.         Change Notice.

7.1.1.      The parties hereby acknowledge and agree that in the event that:

(i)                                     during the Technology Transfer Period, changes are proposed or required, including, without limitation, changes to any activities and/or deliverables set out in Schedule A, changes to Schedule F and/or process changes;

(ii)                                  beginning in Manufacturing Year 1, at the end of each Manufacturing Year the actual Batch size varies from Schedule B for that Manufacturing Year; or

(iii)                               there is a change in, or proposed change to, the Amikacin, ARIKACE Specifications, Master Batch Records, ARIKACE SOPs, the Manufacturing of ARIKACE and/or the Commercial Manufacturing Date,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

then this Agreement and the applicable Schedule shall be amended in accordance with the procedure described below.

7.1.2.      Either party shall present a written notice to the other party outlining in sufficient detail the proposed changes to the relevant Schedule (the “Change Notice”).

7.1.3.      Within [***] Business Days after submission of the Change Notice, Therapure shall present in writing to Insmed a quote for work to be undertaken and/or proposed revisions to the Batch Processing Fee (the “Change Fee”), required as a result of the Change Notice, such Change Fee to reflect solely the incremental costs and Therapure’s reasonable profits associated with the Change Notice, as supported by reasonable documentation provided by Therapure to Insmed.

7.1.4.      The parties shall have [***] Business Days (the “Review Period”) after presentation of the Change Fee to discuss the Change Fee. On or before the expiry of the Review Period, the parties shall:

(i)                                     accept the Change Fee by executing the Change Fee and related Change Notice (in accordance with Section 7.1.6) and returning a copy to each other;

(ii)                                  discuss proposed amendments to the Change Fee and/or related Change Notice; or

(iii)                               reject the Change Fee in writing (in which case the Change Fee and related Change Notice shall not be effective).

7.1.5.      Any amended Change Fee and/or related Change Notice mutually agreed and executed by the parties shall be incorporated as part of the relevant Schedule and such Schedule shall be deemed to have been amended to include the Change Fee and/or related Change Notice, as amended.

7.1.6.      All Change Fees and related Change Notices will be executed (i) on behalf of Therapure by its Vice President, Operations and (ii) on behalf of Insmed by its Vice-President, Technical Operations before they will be deemed to be effective. In addition, Change Fees and related Change Notices that include changes in the Batch Processing Fees will also be executed (i) on behalf of Therapure by its Chief Executive Officer; and (ii) on behalf of Insmed by its Vice-President, Technical Operations before they will be deemed to be effective.

7.1.7.      The parties acknowledge and agree that changes in Schedule A, Schedule B, or Schedule F may result in changes to the pricing set out in this Agreement. If any Change Notice may result in documented changes to the pricing set out in this Agreement, the parties shall negotiate an appropriate amendment to this Agreement to reflect such changes, applied retroactively to the effective date of such changes.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.2.         Acknowledgments. Insmed hereby acknowledges that Schedule B sets out the criteria on which Schedule A is based.

7.3.         Changes to Workshop. Therapure, at its own expense, may make commercially reasonable changes to the Workshop without the prior consent of Insmed, provided that such changes (i) do not adversely affect Therapure’s ability to Manufacture or release ARIKACE; (ii) do not negatively affect the condition or maintenance of the Equipment; and (iii) comply with all applicable Laws relating to the Manufacture or release of ARIKACE.

7.4.         Changes to ARIKACE Specifications, Master Batch Records and/or the ARIKACE SOPs. The parties acknowledge and agree that in the event of any changes that impact ARIKACE Specifications, Master Batch Records and/or the ARIKACE SOPs, any resulting increase in Batch Processing Fees shall be borne by Insmed; provided, however, that to extent that (i) changes in the Master Batch Records or ARIKACE Specifications, as the case may be, result in a reduction in the cost of Manufacturing; and (ii) such changes were proposed by Therapure and adopted by Insmed, then the Batch Processing Fee shall be reduced to reflect [***] of the total cost reduction.

ARTICLE 8
REGULATORY MATTERS

8.1.         Permits.

8.1.1.      Insmed shall have sole right, at its own expense, to file, seek, prosecute and maintain all Permits, including the NDA and all other approvals from any applicable Governmental or Regulatory Authority, related to the Manufacture of ARIKACE (collectively, the “Manufacturing Permits”). The parties acknowledge and agree that the Manufacturing Permits specifically exclude all Permits necessary or required under applicable Laws to keep the Workshop and Facility operational for purposes of carrying out Therapure’s Manufacturing obligations hereunder (the “Facility Permits”), the obtaining and maintaining of which shall be the sole responsibility of Therapure. Therapure shall also have sole responsibility for maintaining the Workshop in a state of GMP compliance and preparedness for inspection by the FDA, Health Canada, EMA or, to the extent reasonably requested by Insmed, any other applicable Governmental or Regulatory Authority.

8.1.2.      Insmed shall have sole right, at Insmed’s expense, to file, seek, prosecute and maintain all Permits related to the commercialization and distribution of ARIKACE anywhere in the Territory, including, but not limited to, all Permits necessary or required for the sale, marketing, distribution and reimbursement of ARIKACE in the Territory (collectively, the “Commercialization Permits”, and together with the Manufacturing Permits, the “ARIKACE Permits”). Therapure shall provide Insmed with such information related to Manufacturing as may be reasonably requested by Insmed in order to obtain and maintain any such ARIKACE Permits.

8.1.3.      Insmed shall keep Therapure informed of:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)                                     the progress made towards obtaining Manufacturing Permits and promptly notify Therapure, in writing, of any expected delay greater than one month in obtaining any such Manufacturing Permits;

(ii)                                  the receipt of any Manufacturing Permits, in writing, promptly after such Manufacturing Permits are obtained; and

(iii)                               any new submitted application for Manufacturing Permits and inform Therapure promptly after such Manufacturing Permits are obtained.

8.1.4.      In addition to the procedure described under Article 7, in the event that Insmed initiates any reasonable change to the NDA or any other ARIKACE Permit, Therapure shall, at Insmed’s expense (such expense to only include Therapure’s personnel and other direct costs and third party costs attributable to effecting such change), assist Insmed in supporting and implementing such change.

8.1.5.      Each party shall promptly notify the other of new regulatory requirements and other applicable Laws of which it becomes aware which are necessary for the Manufacture or distribution of ARIKACE. The parties shall confer with each other and use reasonable commercial efforts to implement the best means to comply with such applicable Laws.

ARTICLE 9
SUPPLIERS; MATERIAL TRANSFERS

9.1.         Vendor and Supplier Audit and Certification. Insmed shall have the right to approve all suppliers of all Manufacturing Materials, including all raw materials and primary and secondary packaging components used in the Manufacture of ARIKACE and the terms under which such components shall be provided. Insmed shall also have the right to approve any providers of services used by Therapure in connection with Manufacture of ARIKACE, which approval shall not be unreasonably withheld, conditioned or delayed. Each party shall notify the other as far in advance as reasonably practicable of any changes in Manufacturing Suppliers and Vendors or the costs of goods or services to be provided by any such Manufacturing Suppliers and Vendors.

9.2.         Material Transfers. Each of the parties may from time to time provide to the other materials owned by or licensed to a party (“Substances”). In such instances the parties shall enter into a material transfer agreement (it being noted that upon one party’s request, the parties shall have good faith discussions regarding any necessary or appropriate amendments to the material transfer agreement).

ARTICLE 10
AUDITS

10.1.       Audits. Insmed shall have the right, subject to Article 19 hereof, to a compliance audit of the Workshop and any relevant documentation, including, but not limited to, production

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

records relevant to: (i) assessing ARIKACE’s safety, purity and potency; and (ii) determining compliance with ARIKACE Specifications, cGMPs, this Agreement, and applicable Laws. Such audits may be conducted upon reasonable advance written notice to Therapure no more than once per calendar year (except for any for cause audit or in the event the audit results in any adverse findings, in which case a reasonable number of additional audits shall be permitted), and shall be at Insmed’s expense. In connection with performing such audits, Insmed shall take reasonable steps to avoid disruption of operations at the Workshop and to comply with reasonable rules and regulations generated by Therapure. If Insmed’s audit results in any adverse findings, Insmed shall notify Therapure of such findings in writing and Therapure shall prepare a corrective action reasonably acceptable to Insmed within [***] days following delivery to Therapure of such findings. Therapure shall use reasonable commercial efforts to correct any such adverse finding. Any Insmed Representatives who conduct the audits shall have appropriate and relevant qualifications, as determined by Insmed, in its reasonable judgement, shall comply with all Workshop rules regarding safety and security, and shall execute written agreements to maintain in confidence all Confidential Information obtained during the course of any audit except for disclosure to Therapure under the terms of this Agreement.

ARTICLE 11
DEMAND FORECAST

11.1.       Agreement to Supply and to Purchase.

11.1.1.    During the Term, and subject to the terms and conditions of this Agreement, Therapure shall be a non-exclusive manufacturer and supplier of ARIKACE for Insmed.

11.2.       Purchase Orders.

11.2.1.    Insmed may from time to time submit to Therapure a purchase order (a “Purchase Order”) under which supply of ARIKACE shall be implemented in accordance with the terms of Section 11.3.

11.2.2.    Purchase Orders shall be submitted no later than [***] days prior to the required delivery date, specifying the quantity of ARIKACE and the required delivery date.

11.2.3.    If a Purchase Order is in compliance with this Article 11, Therapure shall acknowledge and accept such Purchase Order in writing to Insmed within [***] Business Days of receipt of same. If Therapure fails to provide Insmed with such written acknowledgement and acceptance within the [***] Business Day period, Therapure shall be deemed to have accepted the applicable Purchase Order. Within [***] Business Days of Therapure’s acceptance of a Purchase Order, Insmed shall pay to Therapure as a deposit a non-refundable amount equal to [***] percent of the value of such Purchase Order. Notwithstanding this Section 11.2, if any Purchase Order is outside the binding portion of the Demand Forecast, Therapure reserves the right to decline such Purchase Order.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.2.4.    Notwithstanding any other provision of this Agreement, a failure of Therapure to meet a purchase quantity specified on a Purchase Order in excess of the applicable forecasted amount by the requested delivery date(s) (despite using reasonable commercial efforts to do so) shall not constitute a breach of this Agreement by Therapure.

11.3.       Demand Forecast.

11.3.1.    As soon as reasonably practicable, Insmed shall provide written notice to Therapure of the date on which Insmed intends to request the first delivery of ARIKACE for commercial distribution (the “Commercial Manufacturing Date”).

11.3.2.    Prior to delivery of the Demand Forecast under Section 11.3.3(i), Insmed and Therapure shall reasonably discuss in good faith Insmed’s anticipated supply requirements for ARIKACE. All such discussions shall be non-binding on both parties.

11.3.3.    Insmed shall provide to Therapure:

(i)                                     [***] months before the Commercial Manufacturing Date, an initial forecast covering the [***] month period following the Commercial Manufacturing Date; and

(ii)                                  prior to the first day of each calendar quarter during the Term, commencing with the calendar quarter which includes the Commercial Manufacturing Date, a forecast covering a rolling [***] month period, setting out in each case Insmed’s requirements for ARIKACE for each month during the applicable [***] month period. The forecasts under clauses (i) and (ii) above are “Demand Forecasts”.

11.3.4.    Therapure shall accept or reject each Demand Forecast in writing to Insmed within [***] Business Days. Any rejection of a Demand Forecast by Therapure shall be accompanied by a written reason for such rejection. If Therapure fails to provide Insmed with such written acceptance or rejection within the [***] Business Day period, Therapure shall be deemed to have accepted the Demand Forecast. Therapure may only reject a Demand Forecast submitted in accordance with Section 11.3.3 if Therapure is limited by capacity restraints; provided, that the cost of any portion of the ARIKACE under a Demand Forecast rejected by Therapure shall be removed from the applicable Annual Minimum Batch Processing Fee Amount for the applicable Year. Notwithstanding the foregoing, Therapure may not reject (i) any portion of a Demand Forecast containing a previously accepted Binding Portion; or (ii) any portion of a Demand Forecast pursuant to which a Firm Portion becomes a Binding Portion so long as the applicable portion of the Demand Forecast complies with Section 11.3.6.

11.3.5.    The first [***] of each Demand Forecast accepted by Therapure shall be binding on Insmed and Therapure and shall obligate Therapure to Manufacture, sell and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

deliver to Insmed the specified quantity of ARIKACE, all in accordance with the terms and conditions of this Agreement (such first 6 month period, the “Binding Portion”).

11.3.6.    The [***] of each Demand Forecast accepted by Therapure shall be semi-binding on Insmed and Therapure in accordance with this Section 11.3.6 (such second [***] period, the “Firm Portion”). The forecasted quantity of ARIKACE for [***] of each Demand Forecast (i) shall not vary (either up or down) by more than the greater of (x) [***] percent or (y) [***], for any such month in any subsequent Demand Forecast and (ii) may not be changed in Demand Forecasts more than [***] times while in such firm period.

11.3.7.    The [***] of each Demand Forecast are non-binding on both Parties and not subject to any forecasting restrictions but should represent good faith estimates on the part of Insmed.

11.3.8.    An example of the Demand Forecast described in Section 11.3 is set out in Schedule D and is provided by way of example only.

11.4.       Production and Inventory Report. Therapure shall provide Insmed with monthly reports documenting year-to-date production and Inventory promptly following the date which it becomes generally available to Therapure, which shall include, to the extent available, the following information: (i) lot number; (ii) planned release month; (iii) FDA, Health Canada or EMA submission or planned submission date; (iv) release date; (v) expiration dates of ARIKACE; and (vi) vials available.

11.5.       Right to Observe. Insmed shall be entitled to have a representative present at any time to observe, but not to participate in, production, testing, quality control and assurance or other activities associated with the Manufacture and release of ARIKACE, provided such representative not interfere with the operations of Therapure. Insmed shall provide as much advance notice as possible to Therapure of any such visit.

11.6.       Problems with Supply. At any time during the Term, as soon as it becomes reasonably apparent to Therapure that circumstances will result in any failure or delay in delivery of any ARIKACE to continue for more than [***], Therapure shall notify Insmed as soon as possible, and Therapure shall meet with Insmed to discuss the best practical method of assuring Insmed a source of supply of such ARIKACE, as applicable, during the continuance of such circumstances; provided, however, that during such circumstances, Therapure shall continue to use reasonable commercial efforts to prioritize and/or allocate space and capacity within the Facility to manufacture ARIKACE for Insmed.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 12
PRICE; INVOICING; DELIVERY

12.1.       Price.

12.1.1.    Subject to this Agreement, Insmed shall pay a fee (the “cGMP Process Validation Performance Run Fee”) per Batch for the three [***] kilogram cGMP validation batches (each, a “Registration Batch”) as set out in Schedule A for the processing of each Registration Batch and its associated analytical testing. The Batch Processing Fee to be paid by Insmed will be determined by Therapure [***] days following completion of the third Registration Batch; provided, however, that if the Batch Processing Fee so determined is outside the margin of plus or minus [***] percent of the cGMP Process Validation Performance Run Fee other than as a result of a change made at the request of Insmed to the scope of work to be performed by Therapure, then Insmed may terminate this Agreement without any additional payment by giving notice to Therapure in the manner provided in Section 24.1.

12.1.2.    The Release Testing Fee to be paid by Insmed will be determined by the parties [***] days following completion of the third Registration Batch.

12.1.3.    The Batch Processing Fee to be paid by Insmed shall not include the cost of the Amikacin or the Excipients. Insmed shall supply the Amikacin and the Excipients to Therapure at no cost.

12.1.4.    The Batch Processing Fees, the Release Testing Fees and the Annual Minimum Batch Processing Fee Amount shall be adjusted annually beginning on the anniversary of the Effective Date, by an amount equal to the [***].

12.2.       Invoicing and Payment.

12.2.1.    Therapure shall invoice Insmed for:

(i)            ARIKACE, on the Batch Release Date, and, subject to Section 12.2.3, Insmed shall pay Therapure within [***] days of each Batch Release Date, with any late payment subject to the late payment fee set out in Section 12.2.2;

(ii)           amounts due to third parties in connection with goods and services provided, on a monthly basis at the G&A Cost, and Insmed shall pay Therapure within [***] days of invoice by Therapure, with any late payment subject to the late payment fee set out in Section 12.2.2; and

(iii)          Manufacturing Materials, as they are procured at the G&A Cost, and Insmed shall pay Therapure within [***] days of invoice by Therapure, with any late payment subject to the late payment fee set out in Section 12.2.2.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.2.2.    Payments shall be made in United States Dollars by electronic fund transfer to an account specified by Therapure or by other means agreed to by Therapure and Insmed. Each invoice shall be payable by Insmed in accordance with the terms noted above. If payment in full in respect of any invoice is not made on the required invoice payment date, Insmed shall pay a late fee in an amount equal to 1.5 percent per month calculated for the period during which payment is late, multiplied by the invoice balance remaining unpaid on the required invoice payment date. The amount of the late fee shall cumulate until paid in full.

12.2.3.    Insmed shall have no obligation to pay for non-conforming ARIKACE that is subject to an unresolved Notice of Non-Conformity under Section 13.2.3, and such ARIKACE shall be excluded in determining whether Therapure has satisfied its obligations hereunder, including without limitation its obligation to timely deliver ARIKACE under Section 12.3.1.

12.3.       Delivery.

12.3.1.    Therapure shall deliver ARIKACE to Insmed Ex-Works (Therapure’s facilities in Mississauga, Ontario) pursuant to Incoterms 2010 within [***] of the required delivery date (the “ARIKACE Delivery Deadline”); provided, however, that Therapure shall not deliver ARIKACE, in whole or in part, prior to Insmed’s acceptance (or deemed acceptance) of the Batch of ARIKACE in accordance with the procedure described in Section 13.2.3.

12.3.2.    If, following acceptance (or deemed acceptance) by Insmed of the Batch of ARIKACE in accordance with the procedure described in Section 13.2.3, Therapure fails to deliver ARIKACE in accordance with Section 12.3.1, and such failure is attributable to an act or omission of Therapure, for every [***] past the ARIKACE Delivery Deadline that ARIKACE has not been so delivered by Therapure, Insmed shall receive a credit equal to [***] percent of the Batch Processing Fee payable for such ARIKACE. By way of example only, Insmed shall receive:

(i)            if Therapure delivers a Batch of ARIKACE, in whole or in part, within [***] of the ARIKACE Delivery Deadline, no credit;

(ii)           if Therapure delivers a Batch of ARIKACE, in whole or in part, within [***] to [***] of the ARIKACE Delivery Deadline, a credit equal to [***] percent of the Batch Processing Fee payable for such ARIKACE; and

(iii)          if Therapure delivers a Batch of ARIKACE, in whole or in part, within [***] to [***] of the ARIKACE Delivery Deadline, a credit equal to [***] percent of the Batch Processing Fee payable for such ARIKACE.

The applicable Annual Minimum Batch Processing Fee Amount shall also be reduced by any credit Insmed receives in the applicable Year pursuant to this Section 12.3.2.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.3.3.    Insmed agrees to take delivery of, and pay for, in accordance with this Agreement, all quantities of ARIKACE Manufactured by Therapure, according to Purchase Orders, provided that Insmed accepts (or is deemed to accept) the Batches of ARIKACE in accordance with the procedure described in Section 13.2.3.

12.3.4.    All liability for ARIKACE shall pass to Insmed upon delivery by Therapure.

12.3.5.    Therapure shall provide Insmed with any reasonably requested production documentation related to any delivered ARIKACE.

12.4.       Storage.

12.4.1.    Therapure agrees to store in its inventory (at Therapure’s expense) any ARIKACE for a period not to exceed the first calendar month anniversary of the Batch Release Date (the “Storage Period”). By way of example, if a Batch Release Date is May 15, the first calendar month anniversary would be June 15. If ARIKACE remains at Therapure’s warehouse after the end of the Storage Period, Therapure shall notify Insmed in writing and charge Insmed for further storage at a cost of $[***] per skid for each subsequent calendar month, or part thereof.

12.4.2.    Therapure agrees to store in its inventory any Manufacturing Materials at a cost to Insmed of $[***] per skid per calendar month, or part thereof.

ARTICLE 13
QUALITY CONTROL

13.1.       Quality Agreement. Insmed and Therapure agree to negotiate in good faith a quality agreement (the “Quality Agreement”) to be executed and delivered no later than six months from the Effective Date that will address matters relating to, without limitation, product quality and safety.

13.2.       Batch Release.

13.2.1.    Therapure shall Manufacture ARIKACE in accordance with (i) cGMPs or any other applicable Laws; (ii) the applicable ARIKACE Permit (including the NDA) and Facility Permit; (iii) the ARIKACE Specifications; and (iv) the requirements set out in the Quality Agreement (clauses (i) through (iv) collectively, “Therapure’s Manufacturing Requirements”).

13.2.2.    On the Batch Release Date, Therapure shall deliver to Insmed the Batch Release Documentation for each Batch.

13.2.3.    Insmed shall examine the Batch Release Documentation upon receipt in accordance with Insmed’s quality assurance program then in effect and the following shall apply:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)            If Insmed believes any Batch or part thereof does not conform to Therapure’s Manufacturing Requirements (the “Acceptance Criteria”) or otherwise breaches Section 20.1(i), it shall notify Therapure in writing as soon as reasonably practicable, but in no event later than [***] of its receipt of the Batch Release Documentation, and instruct Therapure not to deliver ARIKACE. Insmed shall provide Therapure with a detailed explanation of the non-conformity. Each notice given by Insmed to Therapure under this Section 13.2.3 is referred to as a “Notice of Non-Conformity”. If Insmed fails to provide to Therapure a Notice of Non-Conformity within the [***] period, then Insmed shall be deemed to have accepted the Batch is conforming and waived its right to object to such conclusion.

(ii)           Notwithstanding Section 13.2.3(i), Insmed shall provide notice in writing to Therapure of a Latent Defect (a “Latent Defect Notice”) within [***] Business Days of Insmed become aware of such Latent Defect.

(iii)          Upon receipt of a Notice of Non-Conformity or a Latent Defect Notice, Therapure shall promptly investigate the Batch of any ARIKACE identified in the notice and provide written notice back to Insmed as to whether Therapure agrees with Insmed’s determination of non-conformity or Latent Defect (the “Response to Notice of Non-Conformity”). If Therapure fails to provide to Insmed a Response to Notice of Non-Conformity within [***] of receipt of the Notice of Non-Conformity or Latent Defect Notice, then Therapure shall be deemed to have accepted Insmed’s conclusion that the Batch of any ARIKACE is non-conforming or contains a Latent Defect, as applicable, and waived its right to object to such conclusion.

(iv)          If Therapure disagrees with Insmed’s conclusion regarding non-conformity or Latent Defect, Insmed shall have the right to investigate the origin of the non-conformity or Latent Defect, as applicable, and Therapure shall give access to Insmed to any necessary documentation.

(v)           If Insmed disagrees with Therapure’s conclusion regarding non-conformity or Latent Defect after an investigation pursuant to Section 13.2.3(iv), then the Batch Release Documentation shall be supplied to a mutually acceptable independent laboratory or consultant for resolution, whose determination of conformity or non-conformity or Latent Defect, and determination of the party responsible for causing such non-conformity or Latent Defect, shall be binding. The cost of the independent laboratory or consultant shall be allocated between the parties in proportion with their relative fault for the non-conforming ARIKACE; provided, however, that (i) if the independent laboratory or consultant

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

determines that Therapure is not responsible for causing such non-conformity or Latent Defect, Insmed shall reimburse Therapure for any reasonable expenses incurred by Therapure in connection with the procedures set out in this Section 13.2.3; and (ii) if the independent laboratory or consultant determines that Therapure is responsible for causing such non-conformity or Latent Defect, Therapure shall reimburse Insmed for any reasonable expenses incurred by Insmed in connection with the procedures set out in this Section 13.2.3.

(vi)          If Insmed agrees with Therapure’s conclusion regarding non-conformity or Latent Defect, or if the independent laboratory or consultant determines in accordance with Section 13.2.3(v) that Therapure is not responsible (in whole or in part) for causing such non-conformity or Latent Defect, Insmed shall be deemed to accept, and shall be obligated to pay for the Batch of ARIKACE (in which case such amounts of ARIKACE shall be included for purposes of determining whether Therapure has satisfied its obligations hereunder, including without limitation its obligation to timely deliver ARIKACE under Section 12.3.1).

(vii)         If Therapure accepts Insmed’s conclusion regarding such non-conformity or Latent Defect, or if the independent laboratory or consultant determines in accordance with Section 13.2.3(v) that Therapure is responsible (in whole or in part) for causing such non-conformity or Latent Defect, then, in either case, Insmed’s exclusive remedy (including for any breach by Therapure of Section 20.1(i), but subject to Therapure’s indemnification obligations with respect to Third Party Claims under Section 21.2) shall be, at its election, either: (i) the prompt replacement by Therapure of the non-conforming or defective ARIKACE with conforming ARIKACE at no cost to Insmed (where such replacement shall [***]), or (ii) the repayment by Therapure of the full amount of any payments, including shipping and handling costs made by Insmed for such non-conforming or defective ARIKACE; provided, however, that if the independent laboratory or consultant determines in accordance with Section 13.2.3(v) that Insmed is also responsible for causing such non-conformity or Latent Defect, the [***] shall be [***].

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 14
TERM, TERMINATION AND SURVIVAL

14.1.       Term. Unless extended or terminated early pursuant to this Article 14, the term of this Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with the terms and conditions of this Agreement, shall continue:

(i)            for an initial term of 5 years from the Initial Delivery Date (“Initial Term”); and

(ii)           for successive periods of two years each (each, an “Extension Term”) following the expiration of the Initial Term, unless terminated by either party by not less than two years prior written notice to the other party.

14.2.       Termination.

14.2.1.    In addition to the termination rights set out in Sections 6.1(iii)(D) and 12.1.1, Insmed shall have the option to terminate this Agreement by giving notice to Therapure in the manner provided in Section 24.1 upon the occurrence of any of the following:

(i)            Therapure’s material breach of a provision of this Agreement;

(ii)           Therapure’s default under the terms of the Quality Agreement, and such default remains uncured for [***] after notice thereof by Insmed; or

(iii)          in the event of insolvency of Therapure; or in the event that an involuntary or voluntary petition in bankruptcy is filed by, against, or on behalf of Therapure, and such petition shall not be dismissed within 90 days after the filing thereof; or in the event Therapure makes a general assignment for the benefit of its creditors, or a receiver or trustee is appointed for its business or property; or

(iv)          for any other reason, on no fewer than 180 days notice.

14.2.2.    Therapure shall have the option to terminate this Agreement by giving notice to Insmed in the manner provided in Section 24.1 upon the occurrence of any of the following:

(i)            Insmed’s material breach of a provision of this Agreement;

(ii)           Insmed’s default under the terms of the Quality Agreement, and such default remains uncured for [***] after notice thereof by Therapure; or

(iii)          in the event of insolvency of Insmed or in the event that an involuntary or voluntary petition in bankruptcy is filed by, against, or on behalf of Insmed, and such petition shall not be dismissed within 90 days after the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

filing thereof; or in the event Insmed makes a general assignment for the benefit of its creditors, or a receiver or trustee is appointed for its business or property.

14.2.3.    Notwithstanding any other provision of this Agreement:

(i)            in the event of a default by Therapure under Section 14.2.1(i), Therapure will have [***] after written notice thereof by Insmed to cure such default; and

(ii)           in the event of a default by Insmed under Section 14.2.2(i), Insmed will have [***] after written notice thereof by Therapure to cure such default.

14.3.       Failure of Technology Transfer Program Not a Breach by Therapure. The parties acknowledge and agree that Therapure does not make any guarantee nor provides any assurance that the Technology Transfer Program shall lead to any particular result or outcome. Notwithstanding any other provision of this Agreement, a failure of the Technology Transfer Program to lead to any particular result or outcome in and of itself (absent negligence or wilful misconduct on the part of Therapure) shall not constitute a breach of this Agreement by Therapure.

14.4.       Effect of Termination.

14.4.1.    Upon termination or expiration of this Agreement, Therapure shall:

(i)            immediately cease the Manufacture of ARIKACE;

(ii)           immediately deliver to Insmed any remaining ARIKACE, Amikacin, Excipients and Manufacturing Materials purchased by Insmed, subject to the provisions of Article 13;

(iii)          subject to the terms and conditions of this Agreement, grant to Insmed a non-exclusive, perpetual, irrevocable, worldwide, transferable, license (with a right to sublicense through multiple tiers) to use the Intellectual Property Rights owned by or licensed to Therapure and used by Therapure in the Manufacture of ARIKACE solely to make, have made, use, offer for sale, sell, export or import ARIKACE; provided, that if this Agreement is terminated pursuant to Section 14.2.1(iv) such license shall be royalty-bearing for any patent owned by or licensed to Therapure (other than any Therapure Intellectual Property) and carry a commercially reasonable royalty rate on the net sales of ARIKACE where the Manufacture of ARIKACE would infringe such patent, and, in all other cases, shall be fully paid; provided, further that in the event of any failure to agree on the terms of such royalty, the license shall be granted on a royalty free basis

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

until final resolution of such dispute pursuant to Article 37 (with the royalty applied retroactively on ARIKACE Manufactured and sold following the grant of such license);

(iv)          use reasonable commercial efforts to assist Insmed (at Therapure’s cost) with Insmed’s efforts to qualify an alternate site for manufacturing ARIKACE; provided, that such assistance shall be at Insmed’s cost if this Agreement is terminated pursuant to Section 14.2.1(iv), 14.2.2(i) or 14.2.2(ii);

(v)           cease using the Confidential Information of Insmed and return to Insmed or destroy all copies of the Confidential Information of Insmed, except that Therapure may maintain 1 archival copy in its legal files for the sole purpose of determining its continuing obligations under this Agreement; and

(vi)          transfer-back to Insmed any document relative to the Intellectual Property Rights of Insmed or any Affiliate of Insmed, provided that Insmed shall reimburse Therapure for any expenses incurred in effecting such transfer where the termination is a result of any reason other than by default by Therapure provided in section 14.2.1.

14.4.2.    Upon termination or expiration of this Agreement, Insmed shall:

(i)            be permitted to file an amendment under its ARIKACE regulatory applications/filings to provide for manufacturing of ARIKACE by another party at another manufacturing facility, and Therapure shall upon request use reasonable commercial efforts to assist Insmed in such efforts (including signing and delivering any documents as necessary with applicable regulatory authorities);

(ii)           have the right to conduct the Manufacturing Technology Transfer pursuant to the terms of Section 6.3.1(i), provided, however that Insmed shall be responsible for all reasonable costs associated with such Manufacturing Technology Transfer if this Agreement is terminated by Therapure pursuant to Section 14.2.2;

(iii)          accept for delivery any ARIKACE delivered by Therapure, subject to the provisions of Article 13;

(iv)          pay all amounts owed to Therapure (including unbilled work in process) within [***] days of expiration or termination of this Agreement; and

(v)           cease using the Confidential Information of Therapure and return to Therapure all copies of the Confidential Information of Therapure, except

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

that Insmed may maintain 1 archival copy in its legal files for the sole purpose of determining its continuing obligations under this Agreement.

14.4.3.    Upon termination or expiration of this Agreement, this Agreement shall automatically and without any further action by or on behalf of either of the parties terminate and be of no further force or effect except as set out in Section 14.6. All licenses granted to Therapure shall automatically terminate upon the expiration or termination of this Agreement. No termination of this Agreement shall release or discharge the parties from any debt or liability which shall have been incurred or accrued prior to the date of such termination or which is attributable to a period prior to such termination. Upon termination of this Agreement, any payments then-owing under this Agreement shall be deemed immediately due and payable, except as may otherwise be provided herein.

14.5.       Termination Payment.

14.5.1.    If this Agreement is terminated pursuant to Section 6.1(iii)(D) or 14.2.1(iv) (each, a “Termination Payment Section”) on or after January 1, 2016, Insmed shall pay to Therapure, in immediately available funds, within [***] days of such termination, a fee equal to (x) less (y), where:

“(x)” equals the sum of (A) [***]; and (B) [***],

“(y)” equals any unused portion of the Workshop Deposit held by Therapure on the termination date.

By way of example, if this Agreement is terminated pursuant to a Termination Payment Section in [***], Insmed shall pay to Therapure a fee of [***] in immediately available funds within [***] days of such termination.

14.5.2.    If this Agreement is terminated pursuant to a Termination Payment Section prior to [***], Insmed shall pay to Therapure, in immediately available funds, within [***] days of such termination, a fee equal to [***] less any unused portion of the Workshop Deposit held by Therapure on the termination date.

14.6.       Survival. Termination, expiration, cancellation or abandonment of this Agreement through any means or for any reason, shall be without prejudice to the rights and remedies (which shall be cumulative) of either party with respect to any antecedent breach of any of the provisions of this Agreement. The provisions of Sections 14.3, 14.4, 14.5 and 14.6, Article 18, Article 21, Article 22 and Article 37 and any other clause which is stated to survive the termination or expiration of this Agreement shall survive expiration or termination of this Agreement. Subject to Section 14.4.2, Insmed’s obligation to purchase any ARIKACE shall terminate immediately upon the effective date of termination of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 15
INSURANCE

15.1.       Therapure Insurance. Therapure shall procure and maintain, during each Manufacturing Year and for a period of at least 3 years following the expiration date of the last Batch Manufactured by Therapure, (i) Product/Completed Operations Liability Insurance in an amount not less than $5 million per claim and in the aggregate; (ii) Commercial General Liability Insurance in an amount not less than $5 million per occurrence and in the aggregate, which insurance may cover any operation of Therapure; (iii) Workers Compensation Insurance, statutory through WSIB covering work-related injuries to Therapure’s employees; (iv) Professional Liability/Errors & Omissions Liability Insurance in an amount not less than $5 million per claim and in the aggregate covering claims for losses incurred as a result of the acts, errors, or omissions of Therapure in the performance of Therapure’s obligations under this Agreement; and (v) Property Insurance coverage for Therapure’s property at the manufacturing facility required for Therapure to perform its obligations under this Agreement for such property’s full replacement cost. Therapure shall furnish Insmed a certificate evidencing its ARIKACE and Commercial General Liability Insurance. The requirements of this Section 15.1 shall be re-evaluated annually, based on Therapure’s financial condition; provided, however that the obligation of Therapure with respect to the insurance coverage set out in this Section 15.1 shall not be amended except by the mutual agreement of the parties.

15.2.       Insmed Insurance. Insmed shall procure and maintain, during the Term and for a period of 3 years beyond the expiration date of ARIKACE, (i) Product/Completed Operations Liability Insurance in an amount not less than $5 million per claim and in the aggregate: (ii) Commercial General Liability Insurance in an amount not less than $5 million per occurrence and in the aggregate, which insurance may cover any or all operations of Insmed and its Affiliates: and (iii) Property Insurance covering the full replacement cost of the Amikacin and Excipients Insmed shall furnish Therapure a certificate evidencing its insurance upon written request. The requirements of this Section 15.2 shall be re-evaluated annually, based on Insmed’s financial condition; provided, however that the obligation of Insmed with respect to the insurance coverage set out in this Section 15.2 shall not be amended except by the mutual agreement of the parties.

ARTICLE 16
INTELLECTUAL PROPERTY

16.1.       Insmed Intellectual Property.

16.1.1.    Insmed shall solely own and retain exclusive worldwide right, title and interest in and to all proprietary or Confidential Information and all Intellectual Property Rights which it owned on and prior to the Effective Date, and it shall also own any and all Confidential Information and Intellectual Property Rights and proprietary information that are (i) improvements, derivatives or modifications to any of the foregoing and (ii) developed during the Term related to Insmed’s process.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.1.2.    Therapure hereby assigns, transfers and conveys to Insmed or its designee, all of Therapure’s worldwide right, title and interest in and to any and all inventions, works of authorship and information, including software, data, drawings, specifications, photographs and sketches, to the extent covering, claiming or relating to ARIKACE (including manufacturing process, quality control, testing or compliance procedures relating solely to ARIKACE), whether or not patentable or registrable under patent, copyright or similar laws, which Therapure (through its employees or permitted subcontractors) may solely or jointly conceive, develop or reduce to practice, or cause to be conceived, developed or reduced to practice, solely in the Manufacture of ARIKACE or which result, to any extent, from use of Insmed’s property or Insmed Materials, including its Confidential Information (collectively, the “Insmed Intellectual Property”), including any and all moral rights and Intellectual Property Rights inherent therein and appurtenant thereto, including, but not limited to, all patent rights, copyrights, trademarks, know-how and trade secrets. Therapure further acknowledges and agrees that all original works of authorship that are made by Therapure in the Manufacture of ARIKACE and which are protectable by copyright (and are required to be assigned above) are “works made for hire,” as that term is defined in the United States Copyright Act. Upon the request and at the reasonable expense of Insmed, Therapure shall execute and deliver to Insmed any and all documents and instruments, and do such other acts, that may be necessary or desirable to evidence the foregoing assignment and transfer and otherwise to vest in Insmed possession and control of all Insmed Intellectual Property and Intellectual Property Rights of Insmed.

16.1.3.    Insmed shall grant to Therapure during the Term a non-exclusive, non-transferable, non-assignable, royalty-free limited license (with a right to sublicense only to permitted third-party subcontractors) to use the Insmed Intellectual Property and Intellectual Property Rights of Insmed solely to the extent necessary for Therapure to meet its obligations hereunder.

16.1.4.    Therapure acknowledges and agrees that title to Insmed Intellectual Property shall always remain with Insmed, and that Therapure shall not acquire any interest therein except to the extent such Insmed Intellectual Property is included in the license granted to Therapure hereunder. Therapure shall not challenge, contest or otherwise impair Insmed’s ownership of Insmed Intellectual Property or the validity or enforceability of Intellectual Property Rights of Insmed therein.

16.2.       Therapure Intellectual Property.

16.2.1.    Notwithstanding anything to the contrary contained herein, any Confidential Information and Intellectual Property Rights and proprietary information which is developed by, or on behalf of, Therapure related to Therapure’s general business processes and the manufacturing process, quality control, testing and compliance procedures and is not Insmed Intellectual Property (collectively, the “Therapure Intellectual Property”) shall be solely and exclusively owned by Therapure. In no event shall Insmed challenge, contest or otherwise impair Therapure’s ownership of any of Therapure Intellectual Property or the validity of any of Therapure Intellectual Property.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.2.2.    Notwithstanding anything to the contrary contained herein and in addition to any rights granted to Insmed, Therapure shall grant to Insmed a non-exclusive, perpetual, irrevocable, transferable, fully paid, worldwide license (with a right to sublicense through multiple tiers) to use the Therapure Intellectual Property used by Therapure in the Manufacture of ARIKACE solely to make, have made, use, offer for sale, sell, export or import ARIKACE.

16.2.3.    Insmed acknowledges and agrees that title to Therapure Intellectual Property shall always remain with Therapure, and that Insmed shall not acquire any interest therein except to the extent such Therapure Intellectual Property is included in the licenses granted to Insmed hereunder.

16.2.4.    Insmed shall immediately give Notice to Therapure upon becoming aware of any Intellectual Property Rights infringement or imitation of any Intellectual Property Rights of Therapure or of any facts that Insmed believes might constitute infringement or imitation.

ARTICLE 17
PHARMACOVIGILENCE AND FIELD CORRECTIVE ACTIONS

17.1.       Pharmacovigilence. Insmed shall deliver written notice to Therapure of any complaints it receives, directly or through an Affiliate or third party, regarding or relating to ARIKACE promptly upon receipt of such complaints by Insmed’s complaint handling unit. Therapure shall cooperate with Insmed in any necessary and appropriate investigation of any such complaint. Upon request by Insmed and at Insmed’s expense, Therapure shall conduct any necessary batch record reviews or other analysis of its Manufacturing operations for ARIKACE. Unless otherwise agreed, Therapure shall complete and deliver its written analysis to Insmed as soon as reasonably practicable, giving due consideration to any potential reporting requirements imposed by Governmental or Regulatory Authorities. Insmed shall be responsible for reporting any and all complaints relating to ARIKACE to any applicable Governmental or Regulatory Authorities requiring the filing of such reports. Such reporting shall be made in compliance with all applicable Laws. Therapure shall give prompt (and in any event within [***]) written notice to Insmed of complaints it receives regarding or relating to ARIKACE and provide such information and documentation to Insmed as is necessary for Insmed to evaluate such complaints with respect to Insmed’s existing inventory and previously distributed ARIKACE. Insmed shall reimburse Therapure for the direct costs it incurs in connection with any investigation or review pursuant to this Section 17.1, unless the circumstances giving rise to the such investigation or review are attributable to the acts or omissions of Therapure.

17.2.       Field Corrective Actions.

17.2.1.    The parties hereby acknowledge and agree that field corrective actions, market withdrawals and/or recalls may be initiated by a Governmental or Regulatory Authority or by Insmed. Each party shall promptly notify (and in any event, within [***]) the other party of all facts or circumstances which could precipitate the need for implementing a field corrective action, market withdrawal and/or recall (“Corrective Action”) with respect to ARIKACE. Such facts or circumstances may include product complaints received by a party or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

other information regarding ARIKACE which comes to the attention of a party, including information regarding the Manufacturing process or its output. Reported information shall include, but not be limited to:

(i)            the date the information was received;

(ii)           lot number(s); and

(iii)          the reported terms(s) seriousness, and any other relevant outcome information.

17.2.2.    Therapure shall make available any necessary batch records or other analysis of its Manufacturing operations for ARIKACE which may be necessary in order for Insmed to fully investigate the matter. Neither party shall unreasonably withhold any information from the other party involving patient safety, efficacy of ARIKACE or efficacy of a Corrective Action. Insmed shall develop and issue any statements to be made to any third parties (including, without limitation, Governmental or Regulatory Authorities or the general public) relating to a Corrective Action in compliance with all applicable Laws and shall provide Therapure with reasonable opportunity for review prior to the publication or release of such statements.

17.3.       Correction Costs.

17.3.1.    In the event that a Corrective Action or like procedures are necessary, each party shall cooperate fully with the other to ensure expeditious completion of such Corrective Action in compliance with all applicable Laws.

17.3.2.    Subject to Section 17.3.3:

(i)            if a Corrective Action relates to a Manufacturing Defect caused by Therapure (including any failure to follow any ARIKACE SOP or Master Batch Record), Therapure shall be responsible for complying with Section 13.2.3(vii) and paying reasonable costs and expenses directly related to the Corrective Action (the “Correction Costs”), which the parties agree shall be no greater than the greater of (x) the [***]; and (y) the [***];

(ii)           if a Corrective Action relates to design, marketing, distribution, production or handling by Insmed of ARIKACE or any Manufacturing Defect primarily caused by an act or omission of Insmed, including defects in the Amikacin, the Excipients or the Manufacturing Materials, Insmed shall be responsible for and pay all Correction Costs; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)          if a Corrective Action relates to a failure by Therapure to maintain the Workshop in a state of GMP compliance, Therapure shall be responsible for and pay all costs and expenses related to bringing the Workshop into a state of GMP compliance.

17.3.3.    In the event that a Corrective Action has been caused by or contributed to by the fault of both Therapure and Insmed, the responsibility for and payment of the Correction Costs shall be apportioned among the parties in proportion to the degree of fault by Therapure and Insmed in causing the Corrective Action.

17.3.4.    In the event that Correction Costs are incurred by a party that are paid by the other party, the responsible party shall reimburse the incurring party for any such reasonable Correction Costs within [***] days of receipt of a bill from the incurring party for such Correction Costs.

17.4.       Compliance. The obligations of Therapure and Insmed set out in this Article 17 are intended to comply with the applicable Laws relating to Manufacture, release and distribution of ARIKACE. The requirements of this Article 17 shall therefore be construed and interpreted to comply with all such Laws. To the extent provisions of this Article 17 do not adequately reflect any such Law such provisions shall be revised to the extent reasonably necessary to make such provisions legal and valid in accordance with such Laws.

ARTICLE 18
CONFIDENTIAL INFORMATION, NONDISCLOSURE, PUBLICITY AND NON-SOLICITATION OF EMPLOYEES

18.1.       Confidentiality.

18.1.1.    Each of Therapure and Insmed shall (and shall use its best efforts to cause each of its respective Affiliates and representatives to) keep confidential and not disclose to any other person or entity or use for its own benefit, or the benefit of any other person or entity, any Confidential Information. Each of Insmed or Therapure shall be responsible for any breach of this Article 18 by any of the Insmed Representatives or any of the Therapure Representatives, as applicable.

18.1.2.    The parties may disclose Confidential Information solely to the extent required by any Governmental or Regulatory Authority having jurisdiction over that party asserting a right to obtain such information, including, without limitation, where disclosure is required to be made for the purpose of obtaining regulatory approvals in any jurisdiction; provided, however, that prior to any disclosure pursuant to this Section 18.1.2 (except where such disclosure is required to be made to a Governmental or Regulatory Authority in order for such Disclosing Party to obtain regulatory approvals in any jurisdiction), the Disclosing Party shall promptly advise the other party in the event of any request by a Governmental or Regulatory Authority or other Governmental or Regulatory Authority for the Confidential Information and shall cooperate with the other party to assert any right of objection to such

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

request or to seek a protective order or to take other appropriate action to protect the Confidential Information, except as otherwise prohibited by Law.

18.1.3.    Notwithstanding anything in this Agreement to the contrary, each of the parties shall not disclose the other party’s or any of its respective Affiliates’ Confidential Information of the type set out in the Demand Forecast to the other party or its respective Representatives other than those production personnel or Representatives who need to know such Confidential Information.

18.2.       Limitation of Disclosure. The parties agree that, except as otherwise may be required to be disclosed by law, order or regulation of a court or tribunal or Governmental or Regulatory Authority, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other.

18.3.       Public Announcements. Therapure and Insmed shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the announcement of the transactions contemplated by this Agreement, and shall not and shall cause their respective Therapure Representatives or Insmed Representatives not to issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

18.4.       Non-Solicitation of Employees. During the Term: (i) Insmed agrees that, without the prior written consent of Therapure, neither Insmed nor any Insmed Representative shall (or shall assist or encourage others to), directly or indirectly, solicit to hire or cause or seek to cause to leave the employ of Therapure or any of its Affiliates any person who is then employed by Therapure or any of its Affiliates; (ii) Therapure agrees that, without the prior written consent of Insmed, neither Therapure nor any Therapure Representative (which, for the purposes of this Section 18.4, does not include Affiliates of Therapure) shall (or shall assist or encourage others to), directly or indirectly, solicit to hire or cause or seek to cause to leave the employ of Insmed or any of its Affiliates any person who is then employed by Insmed or any of its Affiliates; provided that general solicitations in electronic or written media or hiring as a result thereof, shall not constitute a breach of this Section 18.4.

ARTICLE 19
GOVERNMENTAL OR REGULATORY AUTHORITY INSPECTIONS AND NOTICES

19.1.       Governmental or Regulatory Authority Inspections. Each party shall promptly (within [***] Business Days) notify the other party of any notices of inspection, request for records or other documentation received from a Governmental or Regulatory Authority which are related to the Manufacture of ARIKACE and shall have final authority and responsibility for submitting responses to the observations; provided, that Therapure shall, to the extent reasonably practicable, (i) provide Insmed with the ability to review and comment on any draft responses

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and (ii) incorporate any comments from Insmed. Responses to the observations shall be made in accordance with all applicable Laws and requirements of the Governmental or Regulatory Authority. The responding party shall inform the other of the results of any such inspection and provide a copy of any report or other written communication received or submitted in connection with such inspection. Therapure will allow the EMA, FDA, Health Canada or other applicable Governmental or Regulatory Authority to perform reasonable inspections and audits of the Facility to ensure compliance with applicable Laws.

19.2.       Governmental or Regulatory Authority Notices. To the extent allowed or consented to by Law, Therapure shall promptly (within [***] Business Days) notify Insmed of any subpoena, civil investigative demand, or similar request for records or other documentation received from a Governmental or Regulatory Authority regarding ARIKACE and allow Insmed the opportunity to seek a protective order at the discretion and cost of Insmed.

ARTICLE 20
REPRESENTATIONS, WARRANTIES AND COVENANTS

20.1.       Therapure’s Representation and Warranty. Therapure represents, warrants and covenants as follows:

(i)            that at the time of Manufacture, ARIKACE shall conform to ARIKACE Specifications and shall be Manufactured in accordance with Therapure’s Manufacturing Requirements;

(ii)           during the Term, Therapure shall comply with and shall take no action that would cause it to be in violation of applicable Laws, including but not limited to the FCPA, US Export Control Laws and Anti-Corruption Laws in the Territory; further, it shall immediately notify Insmed if Therapure has any information or suspicion that there may be a violation of the FCPA or any other Anti-Corruption Law in connection with the performance of this Agreement, and shall reasonably cooperate with Insmed with respect to any investigation or audit related thereto;

(iii)          it has not been debarred pursuant to the FD&C Act, excluded from a federal health care program, or debarred from federal contracting by any Governmental or Regulatory Authority in the Territory, and have not been convicted of or pled nolo contendere, to a crime that could lead to such debarment or exclusion;

(iv)          it will not directly or indirectly employ, contract with or retain any person or entity, including but not limited to Manufacturing Suppliers and Vendors, to perform services under this Agreement if such person or entity is debarred pursuant to the FD&C Act, excluded from a federal health care program, or debarred from federal contracting by any Governmental or Regulatory Authority in the Territory, or has been convicted or pled nolo

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

contendere to a crime that could lead to such exclusion or debarment. In the event that Therapure becomes aware of or receives notice of the debarment or exclusion of any person or entity providing services to under this Agreement, then Therapure agrees to notify Insmed immediately and address the issue as directed by Insmed;

(v)           that it has obtained, and shall remain in compliance during the Term with all applicable Facility Permits which are required under applicable Laws of Governmental or Regulatory Authorities applicable to the operation of the Workshop for Manufacture of ARIKACE as set out in this Agreement;

(vi)          subject to the terms and conditions of this Agreement, it shall deliver ARIKACE within [***] from the Batch Release Date;

(vii)         ARIKACE delivered to Insmed shall (A) be free from any and all encumbrances, liens, security interest or other third-party claims; and (B) not be misbranded, contaminated or adulterated in violation of applicable Laws;

(viii)        during the Term, Therapure shall promptly report to Insmed any development coming to its attention which may, in any way, reasonably be expected to materially affect the performance of this Agreement;

(ix)          that it is duly organized and validly existing under the Laws of the Province of Ontario, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof, and its entering into this Agreement has been duly authorized by all requisite corporate action;

(x)           the execution, delivery and performance of this Agreement by Therapure does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law; and

(xi)          this Agreement is legally binding upon it and enforceable in accordance with its terms.

20.2.       Disclaimer of Warranties. EXCEPT FOR THOSE WARRANTIES EXPRESSLY SET OUT IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND WHATSOEVER, WRITTEN OR ORAL, EXPRESS OR IMPLIED, STATUTORY, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO ARIKACE, MATERIALS PROVIDED UNDER THIS AGREEMENT OR THE MANUFACTURE OF ARIKACE AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING THE WARRANTIES OF

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND SUITABILITY OF ARIKACE.

20.3.       Insmed’s Representation and Warranty. Insmed represents, warrants and covenants as follows:

(i)            the Insmed Intellectual Property and the technical advice and resources provided by Insmed to Therapure in respect of the Technology Transfer Program are sufficient to enable Therapure to fulfill any and all of its obligations under this Agreement, including the obligations of the Therapure in respect of the Technology Transfer Program and to Manufacture ARIKACE as contemplated by this Agreement;

(ii)           Insmed has provided to Therapure all Product Information and Product Documentation necessary for Therapure to Manufacture ARIKACE and to enable Therapure to comply with any and all applicable ARIKACE Permits which are required under applicable Laws of Governmental or Regulatory Authorities;

(iii)          Insmed has not received written notice alleging that the Insmed Intellectual Property directly relating to the Manufacture of ARIKACE violates, misappropriates or infringes the intellectual property rights (including patents) of a third party within the 3-year period prior to the Effective Date; and to Insmed’s knowledge there is no basis for such an allegation or litigation;

(iv)          during the Term, it has the right to give Therapure any information or materials provided hereunder, and that Therapure has the right to use such information or materials for the Manufacture of ARIKACE;

(v)           in connection with the performance of its obligations under this Agreement, it shall comply with all applicable Laws and, if obtained, shall remain in compliance during the Term with all applicable ARIKACE Permits which are required under applicable Laws of Governmental or Regulatory Authorities;

(vi)          the Amikacin, the Excipients and the Manufacturing Materials delivered to Therapure by Insmed are, to Insmed’s knowledge (but except as disclosed to Therapure regarding the toxicity of ARIKACE pursuant to Section 5.1.3(ii)), free of hazardous or toxic components, or, if hazardous or toxic components are present, that all such risks, hazards and testing or certification of such materials, and any specific handling instructions required to handle such materials, shall have been fully disclosed by providing notice to Therapure in advance of delivery of such Amikacin, Excipients and Manufacturing Materials;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vii)         there are no actual or pending, and to Insmed’s knowledge, no alleged or threatened, adverse actions, suits, claims, or formal governmental investigations, or settlements or judgments, involving ARIKACE by or against Insmed or any of its Affiliates in or before any Governmental or Regulatory Authority. In particular, to Insmed’s knowledge, there is no pending or threatened product liability action involving the use or administration of any ARIKACE;

(viii)        there is no litigation pending against Insmed that alleges that the Manufacture of ARIKACE infringes, misappropriates or otherwise violates the intellectual property rights (including patents) of a third party; Insmed has not received written notice alleging such infringement, misappropriation or violation within the 3-year period prior to the Effective Date; and to Insmed’s knowledge there is no basis for such an allegation or litigation;

(ix)          during the Term, the Amikacin comply with all testing requirements under the relevant Governmental or Regulatory Authority and, when applicable, are produced in compliance with the process approved by the Governmental or Regulatory Authority under all Permits (including the NDA), and shall be delivered to Therapure in accordance with all Request Orders;

(x)           during the Term, Insmed shall promptly report to Therapure any development coming to its attention which may, in any way, reasonably be expected to materially affect the performance of this Agreement;

(xi)          that it is duly organized and validly existing under the Laws of the State of Virginia, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof, and its entering into this Agreement has been duly authorized by all requisite corporate action;

(xii)         the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law; and

(xiii)        this Agreement is legally binding upon it and enforceable in accordance with its terms.

ARTICLE 21
THIRD PARTY INDEMNIFICATION

21.1.       Insmed Third Party Indemnification. Insmed shall indemnify, defend and hold harmless Therapure, its Affiliates and their respective directors, officers, employees,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

subcontractors, delegates, agents and Affiliates (collectively, the “Therapure Representatives”) from and against any and all liabilities, charges, obligations, penalties, judgments, demands, disbursements of any kind and nature, losses, damages, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees), including, without limitation, property damage or personal injury (including, without limitation, death) of third parties (collectively, “Losses”) arising out of or resulting from any third party claims, judgments, demands, actions or suits (collectively, “Third Party Claims”) to the extent arising or resulting from:

(i)            Insmed’s storage, promotion, labeling claim, marketing, distribution, pricing, use or sale (including resale) of ARIKACE;

(ii)           any claim that the use, sale, Manufacture, marketing, packaging design, handling or distribution or use of ARIKACE by Insmed violates the Intellectual Property Rights of any third party, except to the extent such violation results from any Manufacturing Materials supplied by Therapure or Therapure Intellectual Property;

(iii)          any product liability or similar claim for injury to person or property in connection with the sale, marketing, handling, or distribution of ARIKACE, except with respect to any Manufacturing Defect caused by Therapure;

(iv)          any negligence or wilful misconduct by an Insmed Representative;

(v)           any breach by Insmed of its representations, warranties or covenants in this Agreement; or

(vi)          any failure of the Amikacin, the Excipients or the Manufacturing Materials supplied by Insmed to meet their applicable specifications,

in each case, except to the extent any of the foregoing arises out of or results from the negligence or wilful misconduct of any Therapure Representative or Therapure’s breach of its obligations under this Agreement.

21.2.       Therapure Third Party Indemnification. Therapure shall indemnify Insmed, its Affiliates and their respective employees, directors, officers, subcontractors, delegates, agents and Affiliates (collectively, the “Insmed Representatives”) from and against any and all Losses arising out of or resulting from any Third Party Claims to the extent arising or resulting from:

(i)            any product liability or similar claim for injury to person or property, solely in connection with a Manufacturing Defect caused by Therapure, in each case, except to the extent such Third Party Claims are: (A) attributable to the Amikacin or the Manufacturing Materials; (B) caused by an act or omission of a Insmed Representative; or (C) or attributable to Insmed’s instructions or specifications;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)                                  any breach by Therapure of its representations, warranties or covenants in this Agreement; or

(iii)                               any negligence or wilful misconduct by a Therapure Representative,

in each case, except to the extent any of the foregoing arises out of or results from the negligence or wilful misconduct of any Insmed Representative or Insmed’s breach of its obligations under this Agreement.

21.3.       Procedure.

21.3.1.    In the event of a Third Party Claim, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing after becoming aware of such Third Party Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is actually and materially prejudiced thereby. Such notice shall set out in reasonable detail the basis of the claim (including, if applicable, the representation, warranty or covenant alleged to have been breached), and, if estimable, the amount of such claim.

21.3.2.    The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within [***] of receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim to the extent that it involves (and continues to involve) monetary damages; provided, however, that:

(i)                                     the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim;

(ii)                                  the defense of such Third Party Claim by the counsel representing the Indemnifying Party does not, in the reasonable judgment of the Indemnified Party, constitute a conflict of interest under the applicable canons or rules of legal professional ethics; and

(iii)                               the Indemnifying Party makes reasonably adequate provision to ensure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that would reasonably be expected to result therefrom.

(the conditions set out in clauses (i), (ii) and (iii) above are collectively referred to as the “Litigation Conditions”).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21.3.3.    In no event shall the Indemnifying Party have the right to control any Third Party Claim to the extent such Third Party Claim covers injunctive, criminal or other equitable relief that, if granted, would adversely affect the Indemnified Party.

21.3.4.    Within [***] after the Indemnifying Party has given notice to the Indemnified Party of its intended exercise of its right to defend a Third Party Claim, the Indemnified Party shall give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party so objects, the Indemnified Party shall continue to defend the Third Party Claim at the expense of the Indemnifying Party until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party shall be entitled, at its sole cost and expense, to assume and conduct such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party, until such time as the Indemnified Party shall give notice that any of the Litigation Conditions, in its reasonable judgment, are no longer satisfied.

21.3.5.    During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party shall cooperate, and cause its Affiliates and agents to cooperate, to the extent commercially reasonable, upon request of the Indemnifying Party in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party.

21.3.6.    In the event that the Indemnifying Party fails to satisfy the Litigation Conditions or does not notify the Indemnified Party in writing of the Indemnifying Party’s intent to defend any Third Party Claim within [***] days after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including attorneys’ fees and costs and expenses of enforcement or defense).

21.3.7.    The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own cost and expense, the defense of any Third Party Claim that the other party is defending as provided in this Agreement.

21.3.8.    The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), provided, however, that the Indemnifying Party may settle claims involving solely monetary damages without the consent of the Indemnified Party if a full release of the Indemnifying Party is obtained with respect to such claims. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, not to be unreasonably withheld, enter into any compromise or settlement which commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party shall have the right to settle any Third Party Claim, on such terms and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief; provided, however, the Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not to be unreasonably withheld, conditioned or delayed) enter into any compromise or settlement that would adversely affect the Indemnifying Party. The Indemnifying Party’s indemnity obligation shall be reduced by the any amounts the Indemnified Party receives or shall receive from any third party, including an insurance carrier, for the Losses.

ARTICLE 22
LIMITATION OF LIABILITY

22.1.       Limitation of Liability.

22.1.1.    Subject to Section 22.1.2 and to Sections 5.1.1.2(vi) and 13.2.3(vii) (which shall be Insmed’s exclusive remedy with respect to claims related thereto), the maximum aggregate liability of Therapure for all claims, judgments, demands, actions or suits arising under, out of or related to this Agreement, including the services contemplated hereby and any claims whether in contract, tort, strict liability, in equity or otherwise, shall be strictly limited to:

(i)                                     for [***], the [***];

(ii)                                  for [***], the [***]; and

(iii)                               for [***], the [***].

22.1.2.    Notwithstanding anything to the contrary, the exclusive remedies set forth in Section 5.1.1.2(vi) and Section 13.2.3(vii) and the limitations and exclusions set forth in Section 22.1.1 shall not apply:

(i)                                     in the case of, (A) gross negligence, wilful misconduct or fraud by Therapure, or (B) any material breach by Therapure of its confidentiality or non-use obligations under Section 18.1 and 18.2; or

(ii)                                  to Therapure’s third party indemnification obligations under Section 21.2.

22.1.3.    EXCEPT FOR:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)                                     TERMINATION PAYMENTS UNDER SECTION 14.5;

(ii)                                  DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 18; OR

(iii)                               AMOUNTS ACTUALLY PAID TO A THIRD PARTY AND A PARTY’S ACTUAL COSTS INCURRED IN CONNECTION WITH DEFENDING A THIRD PARTY CLAIM TO THE EXTENT, IN EITHER CASE, THAT A PARTY IS OBLIGATED TO INDEMNIFY THE OTHER UNDER ARTICLE 21,

IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER ANY LEGAL THEORY, WHETHER IN CONTRACT OR TORT OR PRODUCTS LIABILITY OR OTHERWISE, FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS LOSSES, BUSINESS INTERRUPTION, WORK STOPPAGE, LOSS OF DATA, LOSS OF GOODWILL, AND ANY OF THE LIKE), WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT.

ARTICLE 23
FORCE MAJEURE

23.1.       Force Majeure. Neither party shall be held liable or responsible to the other party for failure to perform or for delays in performing any obligation under this Agreement if such failure or delay is caused by acts of God, fires, strike, epidemics, lockout or other industrial dispute, embargoes, war (whether or not declared), riot, rebellion, insurrections, or other similar events, or other causes beyond the reasonable control and without the fault or negligence of the party so affected to the extent it disproportionately affects the industry in which Insmed or Therapure operates or the processes hereunder (a “Force Majeure”); provided that such affected party promptly notifies the other party of the nature of the Force Majeure and provides an estimate of its expected duration and impact on the performance of such party’s obligations under this Agreement. The party affected by such Force Majeure shall exercise reasonable commercial efforts to (i) overcome the Force Majeure and (ii) mitigate or limit damages to the non-affected party. For clarification, any action by a Governmental or Regulatory Authority or FDA, Health Canada or EMA, including the shutdown of a Therapure’s Facility or the Workshop by the FDA or other Governmental or Regulatory Authority (other than any shutdown due primarily to the fault or negligence of Therapure) shall constitute a Force Majeure, provided such action also limits the production, sales or commercialization ability of a significant number of similarly situated participants in the industry in which Therapure or Insmed operates. If any Force Majeure continues for a period of [***] or more, the party that is not subject to the Force Majeure event shall have the right to terminate this Agreement upon [***] days prior notice to the other.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 24
NOTICES

24.1.       Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) by telecopy (which transmission is confirmed electronically), or (iii) sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Therapure:	Copy to (which copy shall not constitute notice to Therapure):

Therapure Biopharma Inc. 2585 Meadowpine Blvd., Mississauga, Ontario, Canada L5N 8H9	Gowling Lafleur Henderson LLP 1 First Canadian Place 100 King Street West Suite 1600 Toronto, Ontario, M5X 1G5

Attention: Brian Fielding, Chief Financial Officer and Elaine dos Santos, Law Clerk Telephone: [***] Email: [***] Email: [***]	Attention: Vanessa Grant Telephone: [***] Email: [***]

If to Insmed:	Copy to (which copy shall not constitute notice to Insmed):

Insmed Incorporated 9 Deer Park Drive, Suite C Monmouth Junction, NJ 08852	Insmed Incorporated 9 Deer Park Drive, Suite C Monmouth Junction, NJ 08852

Attention: Christine Pellizzari, Corporate Counsel Telephone: [***] Email: [***]	Attention: Peter Clarke, PhD, Vice President, Technical Operations Telephone: [***] Email: [***]

Notices shall be effective upon receipt if personally delivered, on the day following the date of transmission if sent by facsimile, and on the second business day following the date of delivery to the overnight delivery service if sent by overnight delivery. A party may change its address listed above by notice to the other party.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 25
APPLICABLE LAW

25.1.       Applicable Law. This Agreement shall be deemed to be made in and in all respects shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of New York, regardless of any laws or principles of conflicts of laws or rules that would cause the application of the laws of any jurisdiction other than the State of New York. Subject to Section 37.1.2, the parties hereby irrevocably submit exclusively to the jurisdiction of the U.S. District Court for the Southern District of New York, unless such court declines the exercise of jurisdiction, in which case the courts of the State of New York located in the County, City and State of New York (and, in each case, any appellate court therefrom), solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in said courts. Subject to Section 37.1.2, the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 24.1 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT:

(i)                                     NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(ii)                                  EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER;

(iii)                               EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)                              EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATES IN THIS Article 25.

25.2.       Vienna Convention. The United Nations Convention on Contracts for the International Sale of Goods (also called the Vienna Convention, and which is cited in the statutes of Canada as the International Sale of Goods Contracts Convention Act) will not apply to this Agreement or the transactions contemplated by this Agreement.

ARTICLE 26
DOCUMENTS INCORPORATED BY REFERENCE

26.1.       Documents Incorporated by Reference. The following documents shall be specifically incorporated herein by reference and made a part hereof:

(i)                                     the Schedules identified in this Agreement;

(ii)                                  the ARIKACE Specifications; and

(iii)                               the Quality Agreement.

ARTICLE 27
ASSIGNMENT

27.1.       Assignment.

27.1.1.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred, delegated or otherwise disposed of (whether voluntarily or involuntarily, directly or indirectly, by operation of law, merger, sale of stock, sale of assets or otherwise), by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either party may, without the prior consent of the other party, assign, transfer, delegate or otherwise dispose of, this Agreement, or any of its rights, interests or obligations hereunder to:

(i)                                     any Affiliate of such party, provided, that no such assignment shall relieve the assigning party from any of its obligations hereunder; or

(ii)                                  any successor in connection with a Change of Control of such party, provided that (A) the successor assumes this Agreement in writing or by operation of law, and (B) if such assignment is in writing, such party delivers prompt written notice of such assignment to the other party.

27.1.2.    Any purported assignment of this Agreement in violation of Section 27.1.1 shall be null and void.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

27.1.3.    The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted assigns and successors of the parties.

ARTICLE 28
FURTHER ASSURANCES

28.1.       Further Assurances. Each party agrees to execute and deliver any and all such other and additional instruments and documents to do any and all such other acts and things as may be necessary or expedient to effectuate more fully this Agreement and to carry out the business contemplated by this Agreement.

ARTICLE 29
TAXES

29.1.       Taxes.

29.1.1.    All amounts payable by Insmed to Therapure under this Agreement are exclusive of applicable Commodity Taxes, if any. Insmed and Therapure agree to provide a valid exemption certificate to claim exemption from applicable Commodity Taxes under where required under applicable Law. Insmed shall pay all Commodity Taxes payable in respect of the export or import of the Amikacin or purchase of ARIKACE pursuant to this Agreement, and in respect of the subsequent export, import, sale or distribution of ARIKACE by Insmed (or at Insmed’s Expense, defend against the imposition of such taxes and expenses). Insmed shall act as exporter and importer of record of the Amikacin. Therapure shall notify Insmed of any such taxes that any Governmental or Regulatory Authority requires Therapure to collect from Insmed, and Insmed may assume the defense thereof in Therapure’s name, and Therapure agrees to fully cooperate in such defense to the extent of the capacity of Therapure, at Insmed’s Expense. Therapure shall pay all Canadian federal income, provincial, municipal or other taxes imposed on Therapure’s net income resulting from the Manufacture by Therapure of ARIKACE for Insmed under this Agreement.

29.1.2.    All amounts payable by Insmed to Therapure under this Agreement shall be made free and clear of, and without deduction or withholding for, any present or future Taxes. If any Taxes are so levied or imposed, Insmed agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, after withholding or deduction for or on account of any Taxes, shall not be less than the amount otherwise required to be paid.

ARTICLE 30
ENTIRE AGREEMENT

30.1.       Entire Agreement. This Agreement (along with the Quality Agreement and all documents specifically incorporated herein by reference and made a part hereof) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, both written and oral (including the Confidentiality

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agreement and the Heads of Agreement), with respect to such subject matter (including any letter of intent or term sheet). No party hereto has made any representation or warranty or given any covenant to another party hereto except as set out in this Agreement.

ARTICLE 31
SEVERABILITY

31.1.       Severability. It is the intention of the parties hereto that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. It is the intention of the parties hereto that if any provision of this Agreement, or the application thereof to any person, entity or circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted herefor in order to carry out, so far as the may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

ARTICLE 32
AMENDMENT AND WAIVER OF AGREEMENT

32.1.       Amendment and Waiver of Agreement. This Agreement may not be amended, supplemented or otherwise modified, except upon the execution and delivery of a written agreement by the parties hereto. By an instrument in writing, the parties may waive compliance by the other party hereto with any provision of this Agreement; provided, however, that any such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure or with respect to a party hereto that has not executed and delivered any such waiver. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or at equity.

ARTICLE 33
INDEPENDENT CONTRACTOR

33.1.       Independent Contractor. From and after the Effective Date, Therapure shall act as an independent contractor for Insmed or any of its Affiliates, as the case may be, in providing the services required hereunder and shall not be considered an agent, partner or joint venturer with Insmed or any of its Affiliates.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 34
COUNTERPARTS

34.1.       Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Agreement may be executed by fax or other electronic transmission with the same binding effect as original ink signatures.

ARTICLE 35
INTERPRETATION

35.1.       Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. This Agreement shall not be construed for or against any party hereto by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties hereto. For all purposes of this Agreement, words stated in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include each other gender, as the context may require or allow. The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (and not to any particular provision of this Agreement). The word “or” shall not be exclusive.

ARTICLE 36
NO THIRD PARTY BENEFICIARIES

36.1.       No Third Party Beneficiaries. Other than as contemplated in Article 21, this Agreement is not intended to and does not confer upon any person or entity other than the parties hereto any legal or equitable rights or remedies.

ARTICLE 37
DISPUTE RESOLUTION

37.1.       Dispute Resolution.

37.1.1.    Prior to initiating any arbitration proceeding relating to any disputes arising from or in connection with this Agreement or any transaction contemplated hereby, including any question regarding its existence, validity, or termination (any such dispute, a “Controversy”), the parties shall attempt in good faith to resolve such Controversy promptly by negotiations between executives who have authority to settle the Controversy and who are at a higher level of management than the persons with direct responsibility for the issues in Controversy; provided, however, that notwithstanding this Section 37.1.1, any Controversy regarding non-conforming ARIKACE or Latent Defects shall be finally resolved in accordance with Section 13.2.3. All such negotiations shall take place in New York, New York, or such

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

other location as may be agreed upon by the parties. Either party may give the other party written notice of any such Controversy at any time. Within [***] after delivery of this notice, the receiving party shall submit to the other a written response. The notice and the response shall include: (i) a statement of the party’s position; and (ii) the name and title of the executive who shall represent that party and of any other person (who shall, unless otherwise agreed to by the parties, not be serving in their capacity as inside or outside counsel to the parties) who shall accompany the executive. Within [***] after delivery of the notifying party’s notice, the executives of both parties shall meet and thereafter meet as often as they both reasonably deem necessary, to attempt to resolve the Controversy. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. In the event that such Controversy is not resolved within a [***] period after delivery of the initial notice or such longer period to which the parties agree in writing, either party shall be free to proceed to arbitrate such Controversy in accordance with Section 37.1.2.

37.1.2.    Subject to Section 37.1.1, all Controversies, including any question as to whether a particular Controversy is arbitrable hereunder, shall be referred to and finally resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said Rules, with the two co-arbitrators having [***] days from the appointment of the second arbitrator to nominate the chair. The place of arbitration shall be New York, New York, and the language to be used in the arbitral proceedings shall be English. Judgment upon the award may be entered by any court having jurisdiction as set out in Section 25.1. Except to the extent necessary to confirm an award or as may be required by law, neither party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both parties. The arbitration tribunal shall determine the legal costs. This Section 37.1.2 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief, any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section 37.1.2 shall be enforceable in any court of competent jurisdiction. Following all permitted discovery and in accordance with procedures otherwise determined by the arbitrator, each party shall prepare a written report setting forth its final position with respect to the substance of the Controversy. The parties agree that they will use reasonable commercial efforts to complete the arbitration as expeditiously as possible. Judgment upon the award rendered by such arbitrator shall be binding on the parties and may be entered by any court having jurisdiction thereof.

ARTICLE 38
EXPENSES

38.1.       Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 39
USE OF NAME

39.1.       Use of Name. Neither party may use the name of the other party for any advertisement, publicity or any other reason unless such use has been approved in writing or by email by legal counsel of such party (or such other person that the Chief Executive Officer of such party may designate in writing) prior to use or publication.

ARTICLE 40
AUTHORITY

40.1.       Authority. The parties executing this Agreement on behalf of Insmed and Therapure represent and warrant that they have the authority to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their duly authorized representatives as of the date first written above.

THERAPURE BIOPHARMA INC.

By:	/s/ Nicholas Green
Name: Nicholas Green
Title: President & CEO

By:	/s/ Brian Fielding
Name: Brian Fielding
Title: VP Finance & CFO

INSMED INCORPORATED

By:	/s/ Matthew Pauls
Name: Matthew Pauls
Title: Chief Commercial Officer

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SCHEDULE A

TECHNOLOGY TRANSFER ACTIVITIES QUOTE

[See attached.]

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SCHEDULE B

PROCESS FLOW DIAGRAM

[See attached.]

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SCHEDULE C

MINIMUM COMMITMENTS

Year	[***]		[***]		[***]		[***] and Beyond
Annual Minimum Batch Processing Fee Amount (Dollars)	$	[***]	$	[***]	$	[***]	$	[***]

Per Section 6.1, by way of example only, and using hypothetical assumptions:

If in [***]: (i) Annual Minimum Batch Processing Fee Amount was $[***] and (ii) actual aggregate Batch Processing Fee paid by Insmed was $[***] for such Year, then the True-Up Payment payable by Insmed to Therapure for such Year shall be equal to $[***]; provided, however, that [***] percent of the cost of the Clean Room Consumables (or $[***], assuming the cost of the Clean Room Consumables was $[***]) and, if Therapure is able to its sole satisfaction to reallocate the Allocated Minimum Batch Labour, [***] percent of the cost of the Reallocated Minimum Batch Labour (or $[***], assuming the cost of the Reallocated Minimum Batch Labour was $[***]) shall be credited against the True-Up Payment, such that the True-Up Payment would be reduced to $[***].

Additional Indication Approved in [***]

If in [***] an additional Indication is approved, the Annual Minimum Batch Processing Fee Amount for [***] would automatically be increased to $[***]. Consequently, if the actual aggregate Batch Processing Fee paid by Insmed is $[***] for [***], then the True-Up Payment would be $[***]; provided, however, that [***] percent of the cost of the Clean Room Consumables (or $[***], assuming the cost of the Clean Room Consumables was $[***]) and, if Therapure is able to its sole satisfaction to reallocate the Allocated Minimum Batch Labour, [***] percent of the cost of the Reallocated Minimum Batch Labour (or $[***], assuming the cost of the Reallocated Minimum Batch Labour was $[***]) shall be credited against the True-Up Payment, such that the True-Up Payment would be reduced to $[***].

Additional Indication Approved in [***]

If in [***] an additional Indication is approved, the Annual Minimum Batch Processing Fee Amount for [***] would automatically be increased to $[***]. Consequently, if the actual aggregate Batch Processing Fee paid by Insmed is $[***] for [***], then the True-Up Payment would be $[***] provided, however, that [***] percent of the cost of the Clean Room Consumables (or $[***], assuming the cost of the Clean Room Consumables was $[***]) and, if Therapure is able to its sole satisfaction to reallocate the Allocated Minimum Batch Labour, [***] percent of the cost of the Reallocated Minimum Batch Labour (or $[***], assuming the cost of the Reallocated Minimum Batch Labour

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was $[***]) shall be credited against the True-Up Payment, such that the True-Up Payment would be reduced to $[***].

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SCHEDULE D

DEMAND FORECASTING EXAMPLES

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SCHEDULE E

WORKSHOP CONSTRUCTION PLAN

[See attached.]

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SCHEDULE F

BASIS OF DESIGN

[See attached.]

[***]

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